ASSET PURCHASE AGREEMENT
                            ------------------------

        THIS ASSET PURCHASE AGREEMENT (with all exhibits, schedules and other attachments hereto, this "Agreement") is made and entered into this 15th day of June, 1999 by and among COEUR LABORATORIES, INC., a North Carolina corporation (the "Seller") and COEUR ACQUISITION L.L.C., a Delaware limited liability company (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, Seller owns certain assets used by it in its business as a manufacturer and seller of a line of disposable power injection syringes used for cardiology and radiology procedures and a line of manifolds used in custom angiographic procedure kits (the "Business"); and

        WHEREAS, Seller desires to sell such assets and the Business to the Buyer and the Buyer desires to purchase the same on the terms and subject to the conditions contained and described in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements and the representations and warranties contained in this Agreement, the parties hereto have agreed, and by these presents do hereby agree, as follows:


1.   DESCRIPTION OF TRANSACTION
     -------------------------

1.1. SALE AND PURCHASE OF ASSETS. Seller agrees to sell to Buyer at Closing the following assets (collectively, the "Assets"), free and clear of all security interests, claims, liens, encumbrances, equities and other charges and interests of others whatsoever:

     1.1.1 FIXED ASSETS. All machinery, equipment, furniture, fixtures, office equipment, vehicles, tools, tooling and molds (wherever located) and other tangible personal property used exclusively in connection with the Business (other than the Excluded Assets), including, without limitation, those assets described on Schedule 1.1.1 hereto.

     1.1.2. INVENTORY. All of Seller's inventory as of the Closing Date

     1.1.3 CONTRACT RIGHTS; PERMITS; APPROVALS. All of Seller's contract rights, warranties, licenses, permits, federal Food and Drug Administration registrations, premarket notifications, applications for any of the foregoing, and the like which are transferrable, including, without limitation, those described on Schedule 1.1.3 hereto.

     1.1.4. TRADE NAME; GOODWILL. The trade name "Coeur Laboratories" and all other trade names and goodwill exclusively associated with the Business, including promotional and advertising literature and materials and customer lists.

     1.1.5 BUSINESS RECORDS. All product plans and specifications, customer records, employee records, manufacturing and analytical records, records of shipments and validation data and other customer and products materials and information relating exclusively to the Business.

     1.1.6. INTELLECTUAL PROPERTY. All trademarks, service marks, patents (in each case whether registered or unregistered and including all applications therefor and including all goodwill associated therewith), internet domain name rights, trade secrets, business systems and procedures developed and/or used exclusively with the operation of the Business, including without limitation the trademarks and patents described on Schedule 1.1.6.

     1.1.7. OTHER ASSETS. All other assets owned by Seller and used exclusively in connection with the Business not otherwise described herein including without limitation the specified prepaid expenses and other assets as described on
Schedule 1.1.7.

1.2 EXCLUDED ASSETS. Notwithstanding anything contained in Section 1.1 hereof, the Assets shall not include the following assets, which shall remain the property of Seller (the "Excluded Assets"):

     1.2.1. the accounts receivable of Seller as of the day immediately preceding the Closing Date;

     1.2.2. intercompany accounts;

     1.2.3. cash and bank accounts of Seller;

     1.2.4 leasehold improvements of the Seller and certain equipment of the Seller as set forth on Schedule 1.2.4; and

     1.2.5. computer hardware and software used in the Business; provided, however, that Seller shall use reasonable efforts to provide an electronic copy of all records relating to the Business in a format to be specified by Buyer.

1.3  ASSUMPTION OF LIABILITIES AND AGREEMENTS.  At Closing, the Buyer shall:
     -----------------------------------------

     1.3.1 ASSUMED AND EXCLUDED LIABILITIES. Assume and agree to pay the liabilities of Seller described on Schedule 1.3.1 for the amounts set forth on
Schedule 1.3.1 (the "Assumed Liabilities"). The Assumed Liabilities shall not include any claims, liabilities, or other obligations whatsoever of Seller not reflected on Schedule 1.3.1 for the amounts set forth on Schedule 1.3.1 (the "Excluded Liabilities").

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
     1.3.2 ASSUMED AGREEMENTS. Assume the obligations of Seller under those contracts, agreements and commitments described on Schedule 1.3.2 (the "Assumed Agreements"); PROVIDED, HOWEVER, that the obligations of Seller under the Assumed Agreements shall be current as of the Closing Date and the Buyer shall be liable only for payments and performance under the Assumed Agreements with respect to periods subsequent to the Closing Date.

1.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price allocation for federal and state income tax purposes shall be mutually agreed upon in writing by Buyer and Seller after Closing.

1.5 AMOUNT OF PURCHASE PRICE. As consideration for the sale of the Assets and the full and complete performance by the Seller of its obligations under this Agreement and by the direct and indirect parents of the Seller of their obligations under the guaranties delivered pursuant hereto, Buyer shall pay Seller the "Total Purchase Price" (as defined in subsection 1.5.1 below). If the Acquired Assets Value minus the Assumed Liabilities is less than the Closing Payment, the Seller shall pay the Adjustment Payment to the Buyer on the Adjustment Payment Date. If the Acquired Assets Value minus Assumed Liabilities is more than the Closing Payment, the Buyer shall pay the Adjustment Payment to the Seller on the Adjustment Payment Date.

    1.5.1 DEFINITIONS.
          ------------

          "Total Purchase Price" shall mean the net book value of the Assets as stated on the Post-Closing Balance Sheet (as defined below) and shall be paid by the "Closing Payment" (as defined below), payable at Closing by the Buyer, plus the "Adjustment Payment" (as defined below), if any, payable on the Adjustment Payment Date by the Buyer or the Seller, as the case may be.

          "Closing Payment" shall mean $1,782,664, payable by wire transfer of immediately available funds by the Buyer to the Seller.

          "Adjustment Payment" shall mean the difference between the Acquired Assets Value minus the sum of Assumed Liabilities and the Closing Payment.

          "Adjustment Payment Date" shall mean fifteen days after delivery of the Post-Closing Balance Sheet, or, if the Buyer and Seller do not resolve any dispute concerning the Post-Closing Balance Sheet, the date on which PricewaterhouseCoopers LLP delivers a Post-Closing Balance Sheet, whose determination shall be final. The fees of PricewaterhouseCoopers LLP shall be paid by Buyer.

          "Acquired Assets Value" shall mean the value of the Assets as stated on the Post-Closing Balance Sheet, with the adjustments and prepared in accordance with Section 1.5.2.1 and 1.5.2.2. hereof. Buyer and Seller acknowledge that the Acquired Asset Value shall include all inventory physically on the Seller's premises all inventory on the premises of Mid-States Plastics facility in Seagroves, North Carolina, all inventory located on the premises of Isomedix, Inc. in Spartenburg,

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
          South Carolina, the value of leasehold improvements and the other selected assets described on Schedule 1.2.4, notwithstanding the fact that such improvements and such selected assets are not being transferred hereunder.

    1.5.2 PURCHASE PRICE DETERMINATION.
          -----------------------------

          1.5.2.1 BALANCE SHEET PREPARATION. As soon as practicable after the Closing, but in any event not later than thirty (30) days after the Closing Date, the Seller will deliver to the Buyer a balance sheet of the Seller as of 11:59 p.m. on the day immediately preceding the Closing Date, (the "Post-Closing Balance Sheet"). Accompanying such Post-Closing Balance Sheet shall be a representation letter from Seller to Buyer substantially in the form attached hereto as Schedule 1.5.2.1.

          1.5.2.2 BASIS FOR PREPARATION OF POST-CLOSING BALANCE SHEET. The Post-Closing Balance Sheet (A) shall be prepared in accordance with generally accepted accounting principles, consistently applied; (B) shall include line item titles consistent with those in the Seller Financial Statements; (C) shall be prepared in accordance with the accounting policies and practices (including policies and practices with respect to the valuation of inventory, depreciation and asset lives and the establishment and accrual of reserves) consistent with those used in the preparation of the Seller Financial Statements and the notes thereto; and (D) shall include the following adjustments:
          (1) shall include no accounts receivable; (2) shall not include any cash, intercompany accounts, or other Excluded Assets except that leasehold improvements and the equipment described in Section 1.2.4 shall be included for the amounts set forth on Schedule 1.2.4; (3) shall not include assets not used exclusively in the business of Seller; (4) shall not include any adjustment to inventory, net of the reserve established therefore, other than the physical count of inventory completed on June 14, 1999. The Assumed Liabilities on such Post-Closing Balance Sheet shall be for the amounts set forth on
          Schedule 1.3.1. The Buyer and/or its accountants shall have the opportunity to observe the physical inventory.

          1.5.2.3. REVIEW BY BUYER. Seller will deliver to the Buyer, for its review, a draft of the statement and permit the Buyer and its accountants to review its supporting workpapers. If any adjustments to the statement draft are requested by the Buyer or its accountants, then the Seller, the Buyer and their respective accountants or auditors shall confer and attempt in good faith to resolve any difference in position prior to delivery of the Post-Closing Balance Sheet to the Buyer; provided, however, that the physical inventory count as of June 12, 1999 delivered to the Buyer on June 14, 1999 shall not be challenged and that the amount and the inclusion of leasehold improvements and the equipment described in Section 1.2.4 in each calculation shall not be challenged.

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
2    PROCEDURE FOR CLOSING
     ---------------------

     2.1 GENERAL. Subject to the satisfaction or appropriate waiver of all conditions precedent thereto, the closing of the purchase and sale of the Assets as contemplated by this Agreement (the "Closing") shall be held at 10:00 a.m. on June 15, 1999 (the "Closing Date") at the offices of Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607. The Closing shall be deemed to have occurred when, but not before, each party has actually received (which receipt may be by facsimile transmission and may be by another person acting on behalf of such party) the documents and instruments contemplated hereunder to be received by such party.

     2.2 DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Buyer the following:

         2.2.1 BILLS OF SALE; ASSIGNMENTS. Unconditional bills of sale and assignment in the form of Schedule 2.2.1 duly executed and acknowledged by Seller transferring to the Buyer Seller's full right, title and interest in and to the Assets, other than a landlord lien, free and clear of any lien, restriction, covenant, lease, rental, required payment on assessment, or adverse change or claim whatsoever.

         2.2.2 DIRECT AND INDIRECT PARENT GUARANTIES. The absolute and unconditional guaranty of each of Cardiovascular Diagnostics, Inc. and Pharmanetics, Inc. of the obligations of Seller under this Agreement and the documents executed in connection herewith, substantially in the form of Schedule 2.2.2.

         2.2.3 THIRD PARTY CONSENTS. Executed third party consents for the assumption of the agreements set forth on Schedule 2.2.3 in the form set forth on Schedule 2.2.3(1).

         2.2.4 SUBLEASE. Executed sublease in the form of Schedule 2.2.4, together with any necessary consents, for the operating location of the Business for a period not to exceed 12 months.

         2.2.5 OTHER DOCUMENTS. All documents and instruments required by the terms of this Agreement and such other documents and instruments as Buyer and/or its counsel may reasonably request in order to accomplish the transactions contemplated by this Agreement.

         2.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver the following:

               2.3.1 PURCHASE PRICE. To Seller, the payment required by Section
                     1.5.1 hereof.

               2.3.2 OTHER DOCUMENTS. All documents and instruments required by the terms of this Agreement and such documents and instruments as Seller and/or its

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
                     counsel may reasonably request in order to accomplish the transactions contemplated by this Agreement.


3    REPRESENTATIONS AND WARRANTIES OF SELLER
     ----------------------------------------

     In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Buyer the following:

     3.1 ORGANIZATION AND STANDING. Seller is a corporation duly organized, entitled to conduct business and validly existing and in good standing under the laws of the State of North Carolina. Seller has the corporate power and authority to carry on its business as it is now being conducted.

     3.2 CORPORATE POWER AND AUTHORIZATION. Seller has had at all times the corporate power to own or lease its properties and otherwise to conduct the Business. Seller has the power to execute, deliver and perform this Agreement and the other contracts, instruments and documents to be executed and delivered by it pursuant to this Agreement (this Agreement and such other contracts, instruments and documents to be delivered by Seller, collectively, are referred to herein as the "Seller Delivered Documents"). The execution, delivery and performance of Seller Delivered Documents have been duly authorized by all necessary action (including any necessary shareholder action) on the part of Seller in compliance with its articles of incorporation, its by-laws, any other governing contracts, instruments or other documents and applicable law, and this Agreement constitutes, and each of Seller Delivered Documents will constitute, its valid and binding agreement, enforceable against it in accordance with their terms.

     3.3 OWNERSHIP OF STOCK. All outstanding shares of capital stock of Seller are owned by Cardiovascular Diagnostics, Inc.

     3.4. QUALIFICATION TO DO BUSINESS. Seller has qualified to do business as a foreign corporation in those states listed on Schedule 3.4 hereto.

     3.5 SUBSIDIARIES. Seller does not own any capital stock of any other corporation.

     3.6. FINANCIAL STATEMENTS. Attached hereto as Schedule 3.6 are (i) an audited balance sheet of Seller as of December 31, 1998 (together with the notes thereto) (the "Seller Year-End Balance Sheet"), (ii) an unaudited balance sheet of Seller as of May 31, 1999 (the "Seller Interim Balance Sheet"), (iii) an audited statement of income of Seller for the fiscal year ended December 31, 1998 (together with the notes thereto) (the "Seller Year End Income Statement"), and (iv) an unaudited statement of income of Seller for the five month period ended May 31, 1999, (the "Seller Interim Income Statement"), all of which are collectively referred to herein as the Seller Financial Statements. The Seller Financial Statements are in accordance with the books and records of Seller and present fairly and in all material respects in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, the financial condition and results of operations of Seller as of the respective dates thereof and for

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
the respective periods covered thereby. Seller has not received any advice or notification from its firm of independent certified public accountants that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting, in the Seller Financial Statements or Seller's books and records, any properties, assets, liabilities, revenues, or expenses.

     3.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except (i) as and to the extent expressly reflected or specifically reserved against in the Seller Financial Statements (which reserves, if any, are adequate) and for, (ii) as disclosed on
Schedule 3.7, Seller has no other material liabilities which in accordance with generally accepted accounting principles are required to be reflected on the Seller Financial Statements

     3.8. ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.8, since the date of the Seller Interim Income Statement, there has not been any activity with respect to the Business other than in the ordinary course of business and, without limiting the foregoing, there has not been to the knowledge of Seller:

          (i) any material change in the Assets, the Assumed Liabilities, the Assumed Agreements, financial condition, results of operation or prospects of the Business other than changes in the ordinary course of business, none of which has had, a material adverse effect on the Assets, the Assumed Liabilities, the Assumed Agreements, the financial condition, or results of operation of the Business taken as a whole;

          (ii) any material damage, destruction or loss, whether or not covered by insurance, which has had, individually or in the aggregate, a material adverse effect on the Assets, the Assumed Liabilities, the Assumed Agreements or the Business taken as a whole;

          (iii) any material change in any method of accounting or accounting practice used by Seller as to the Business or any other material change in Seller's manner of conducting the Business;

          (iv) any material write-down by Seller of any inventory of the Business or any material write-off of any receivable of the Business, except for write-downs and write-offs in the ordinary course of business, none of which are material to the Business.

          (v) any incurring of any material liability or material obligation that is an Assumed Liability other than in the ordinary course of the Business.

          (vi) any sale, lease or other conveyance of all or any portion of any material Assets or any other of the material properties of the Business (other than dispositions in the ordinary course of business), or any grant to any person of any material right with respect to all or any portion of the Assets;

          (vii) any material increase in the wages, salaries, benefits or other compensation of any employee or agent of the Business other than in the ordinary course of business, or

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
          (viii) any contract to do any of the foregoing or any material contract entered into by Seller not in the ordinary course of business.

     3.9 TAXES. Seller has no material liability for taxes that would affect in any material respect Buyer's rights, title and interest in or Buyer's right to use or enjoy (free and clear of any lien or restriction) any Asset, any Assumed Agreement, or any aspect of the Business acquired by Buyer pursuant to this Agreement. The word "taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (whether or not requiring the filing of returns) and all deficiency assessments, additions to tax, penalties, interest, excise, use, value-added and similar taxes, duties, tariffs, surcharges and other customs and other governmental fees. Seller (i) has prepared and filed in a timely manner all federal, state and local tax returns and reports as are and have been required to be filed by it, which returns were prepared on a basis consistent with applicable federal, state and local law, all taxes and other amounts which to the knowledge of Seller were due were shown thereon to be due, and all such amounts have been paid in full; (ii) has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income or other taxes;
(iii) is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against such corporation; and (iv) no formal claims have been made or asserted against Seller by the United States government or by any state or foreign country or local government for income or any other taxes, except such as have been paid or (whether or not disputed) are disclosed in this Agreement.

     3.10. REAL AND PERSONAL PROPERTY -- OWNED OR LEASED.
          -----------------------------------------------

           3.10.1 OWNED PROPERTIES. Schedule 3.10.1 lists the tangible personal property of Seller included in the Assets to which Seller holds legal or equitable title, whether or not, of record, having an original cost of $1,000 or more (the "Owned Assets"). Seller does not own any real property that is used in the Business, other than leasehold improvements and fixtures that may be classified as real property under North Carolina law. Except as set forth in
Schedule 3.10.1: (i) Seller owns all rights, title and interests in and to each of the Owned Assets; (ii) no person has any rights to acquire, lease or use, or any other interest in, any of the Owned Assets; and (iii) other than a landlord lien, none of the Owned Assets is subject to any lien, restriction, covenant, lease, rental, required payment or assessment, or adverse charge or claim whatsoever.

           3.10.2 LEASES; SUBLEASES. For purposes of this Agreement: (i) "Lease" means any written or oral lease, sublease, rental contract or similar contract and all amendments, modifications, supplements, waivers and covenants to or under them pursuant to which Seller leases or rents either as lessee or tenant, any property; and (ii) "Leased Assets" means the property that Seller leases, subleases or rents pursuant to a Lease, included in the Assumed Agreements.
Schedule 3.10.2: (i) lists all written Leases, and (ii) describes all oral leases. Except as set forth on Schedule 3.10.2, Seller is in possession of each Leased Asset, and each Lease grants to Seller the right to possess the Leased Asset without disruption.

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
           3.10.3. CONDITION OF OWNED ASSETS AND LEASED ASSETS. The Owned Assets and the Leased Assets (collectively, the "Business Properties") are transferred "as is".


     3.11 TRADEMARKS, TRADE NAMES AND OTHER INTELLECTUAL PROPERTY. Schedule 3.11 lists (other than computer software generally available to the public and having a purchase price of less than $2,000 per applicable):

          3.11.1 all patents, trademarks, service marks, trade name or registered copyrights that Seller owns or uses, or currently proposes to acquire or use, in the Business and all applications or registrations for them ("Intellectual Property"),

          3.11.2. all licenses or other contracts or rights relating to Seller's use or license in the Business of technology, know-how, processes or the Intellectual Property (the "Intellectual Property Licenses").

Except as disclosed in Schedule 3.11: (i) To the knowledge of Seller, Seller owns all rights, titles and interests, free and clear of all payment obligations (other than as set forth in the Intellectual Property Licenses), liens and restrictions, in and to, or to the knowledge of Seller, has the sole and exclusive right to use, all Intellectual Property and all of its trade secrets and other confidential information, whether under Intellectual Property Licenses or otherwise, used in or necessary for the ordinary conduct of the Business (and
Schedule 3.11 indicates whether such are owned or, if not, the basis on which Seller has its rights); (ii) no person or entity has challenged or, to Seller's knowledge, threatened to challenge the validity of, or Seller's rights to, any of such; and (iii) to the knowledge of Seller no act or omission by Seller, including the use, production, marketing, licensing or sale of the products of the Business or Seller's use of the Intellectual Property violates, infringes or misappropriates, or has violated, infringed or misappropriated, any patent, trademark, service mark, trade name, copyright, technology, know-how, process, trade secret or other rights or other intellectual properties of any other person or entity.

     3.1.2. CONTRACTS. Schedule 3.12 lists each material written or oral contract to which Seller is a party or bound or to which it or any Asset is subject (and each and every amendment, modification or supplement to any of them) and that relates to exclusively to the Business (individually, a "Contract" and collectively, "Contracts"), including, but not limited to, the following:

            (i) customer contracts for manufactured products;

            (ii) contracts restricting the right of the Business to compete, whether by restricting territories, customers or otherwise, in any line of business in any location;

            (iii) contracts for the purchase of goods or services;

            (iv) contracts providing for payments based on results;

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
            (v) contracts making the Business liable, by indemnification contract, contribution contract or otherwise, upon or which respect to any debt, dividend or other liability or obligation of any other person or entity (except endorsements made in the ordinary course of business in connection with the deposit of items for collection);

            (vi) contracts relating to participation by the Business in a cooperative, partnership or joint venture; or

            (vii) contracts imposing confidentiality requirements on the Business.

     3.13 STATUS. Except as disclosed in Schedule 3.13: (i) Seller has not assigned any of its rights or obligations under (and is not otherwise restricted for any reason from enjoining the full benefits under) any of the Leases, Intellectual Property Licenses or Contracts; (ii) to the knowledge of Seller no act or event has occurred which, with notice or lapse of time or both or other action required to be taken by the other party as a prerequisite to exercising its rights, would constitute a breach or default under any of them; (iii) Seller has not had any notice that any other party with respect to any of them is subject to any bankruptcy, insolvency or similar proceeding; (iv) there is no outstanding notice of cancellation or termination in connection with any of them; (v) to the knowledge of Seller each of them is the valid and binding agreement of the parties to them, in full force and effect and enforceable in accordance with its terms; (vi) to the knowledge of Seller neither the execution, delivery nor performance of them violated, violates or will violate any applicable law; (vii) neither Seller, nor, to Seller's knowledge, any other party currently contemplates any termination, amendment or change to any of them; and (viii) none of them requires Seller to maintain any performance bond, letter of credit or other security arrangement

     3.14. EMPLOYEE MATTERS
           ----------------

           3.14.1. CURRENT EMPLOYEES AND BENEFITS. A list of all employees of the Seller with respect to the Business as of the date of this Agreement together with the current base compensation and total compensation for the preceding fiscal year is attached hereto as Schedule 3.14.1(a). Schedule 3.14.1(b) identifies all plans and policies that provide or may provide benefits or compensation in respect of any employee or former employee of the Business.

           3.14.2. NO EMPLOYEE PLAN LIABILITY. To the knowledge of Seller, neither Seller nor any "ERISA Affiliate" (as defined below) has any liability, or is subject to any lien, restriction or other adverse right relating to any "employee pension benefit plan" (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that would affect in any manner whatsoever Buyer's rights, titles and interests in, or Buyer's right to use or enjoy (free and clear of any lien, other than permitted liens, or restriction), any Assets or any Assumed Agreement or any aspect of the Business acquired by Buyer pursuant to this Agreement. "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Seller is treated as a single employer pursuant to IRC ss. 414(b), (c), (m) or (o). Neither Seller nor any ERISA Affiliate has ever maintained, contributed to or otherwise

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
participated in, or had any liability or obligation with respect to, any "multi-employer plan" (as defined in ERISA) or any "multiple employer welfare arrangement" (as defined in ERISA).

           3.15. LABOR RELATIONS. Except as described in Schedule 3.15: (i) to Seller's knowledge, Seller is (and has been) in compliance in all material respects with all applicable law respecting employment and employment practices;
(ii) there are no charges, investigations, administrative proceedings or formal complaints or discrimination pending or, to Seller's knowledge, threatened before any governmental authority against Seller with respect to the Business;
(iii) there have been no governmental audits of the Business' equal employment opportunity practices; (iv) there is no unfair labor practice complaint, charge or other matter against or involving the Business pending, or to Seller's knowledge, threatened before any governmental authority; (v) there is no labor strike, organizing effort, organized slow down, organized stoppage or other organized labor difficulty pending, involving or threatened against or affecting the Business; (vi) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, and no claim therefor exists; and (vii) there is no collective bargaining contract which is binding on the Business.

           3.16. LITIGATION. Except as described in Schedule 3.16, Seller: (i) is not engaged in, a party to, or, to Seller's knowledge, threatened with any material claim, controversy, legal or equitable action, recall, field corrective action, withdrawal or denial of regulatory approval, or other proceeding or dispute (whether as plaintiff, defendant, applicant or otherwise) involving the Assets or the Business; and (ii) is not a party to or subject to any material judgment, order, decree, recall, field corrective action, withdrawal or denial of regulatory approval, or restriction against it or any of the Assets, the Assumed Agreements or the Business. Except as set forth in Schedule 3.16, there has been no reservation of rights by any insurance carrier.

           3.17. COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.17:
                 ---------------------

                 3.17.1. GENERALLY. To Seller's knowledge Seller is and has been in compliance in all material respects with all applicable law, including, but not limited to, that involving federal, state, local and foreign registration and regulation of medical devices and establishments, federal and foreign export and import regulation, antitrust, unfair competition, trade regulation, antipollution, export regulation, environmental, employment, plant downsizing, relocation, closing or safety except where the failure to be in compliance would not have a material adverse effect on the Business taken as a whole. Without limiting the foregoing, Seller has not at any time made any illegal payments for political contributions or any bribes, illegal kickback payments or other illegal payments or is disqualified, for any reason, from bidding on any project.

                 3.17.2. PERMITS AND REGULATORY APPROVALS. To Seller's knowledge, Seller has all permits and regulatory approvals, registrations and pre-approvals required with respect to any Asset, any Assumed Agreement or any aspect of the Business, including without limitation all required federal Food and Drug Administration registrations (and all such permits, registrations and approvals are listed in Schedule 3.17.2 except where the failure to have such permits, registrations or approvals would not have a material adverse effect on the Business taken as a whole); each such permit, registration or approval is to the knowledge of Seller, in full force and effect; and to the knowledge of Seller, Seller is in compliance in all material respects with each such permit, registration or approval and any predecessor permit, registration or other approval applied for or held in the past.

                 3.17.3 CHARGES OR VIOLATION; INVESTIGATIONS. Seller is not in receipt of any notice or warning of, or to Seller's knowledge, charged with or under investigation with respect to any failure or alleged failure to comply with any applicable law with respect to Business.

                 3.17.4. ENVIRONMENTAL. Without limiting the foregoing, (i) Seller has received no notice of any material fine, penalty, judgment (including those for exemplary or punitive damages), settlement payment, or other liability or obligation whatsoever (including those with respect to personal injury, clean-up, removal or remediation and including the cost of defending against any allegation of any of the foregoing) which relates to, is based upon or arises from or in connection with any Federal, state, local or foreign statutes, ordinances, orders, judgments, rulings or regulations relating to environmental pollution or environmental regulation or control ("Environmental Law") with respect to the Business, whether made or asserted by a governmental authority or by a private person, with respect to any acts or omissions occurring, or facts or circumstances existing, on or before the Closing Date and whether or not any such act, omission, condition or circumstance was lawful when it occurred or initially or subsequently existed, and (ii) to Seller's knowledge Seller has complied in all material respects with all Environmental Law with respect to the Business, has maintained all material records and has made all material filings required by applicable Environmental Law with respect to treatment, storage, presence, contamination, generation, transport, emission, discharge or release into the environment by the Business of any substance (including solids, liquids and gases) and the proper disposal by the Business of such materials (including solid waste materials and petroleum or any fractions or by-products of them) required for the operation of the Business except where the failure to do so would not have a material adverse effect on the Business taken as a whole. Copies of all environmental audits and reports performed by or on behalf of or provided to Seller related to the Business have been provided to Buyer.

                 3.17.5. OSHA. To the knowledge of Seller, there is no "recognized hazard" (as such term is used under the Occupational Safety and Health Act of 1970 ("OSHA")) with respect to any Asset, any Assumed Agreement or the Business Properties or the Business. Schedule 3.17.5 lists all reports and filings made or filed by Seller with respect to the Business or its employees working in the Business pursuant to OSHA and similar applicable laws.

           3.18. PRODUCTS AND SERVICES; WARRANTIES; CUSTOMERS AND SUPPLIERS.
                 -----------------------------------------------------------

                 3.18.1. PRODUCTS, SERVICES, AND WARRANTIES. Except as disclosed in Schedule 3.18.1: (i) Seller makes no warranty, guaranty or claim as to products sold or services provided by the Business (ii) Seller has maintained accurate sales records, order backlog and other information with respect to all services and products of the Business; and (iii) to the knowledge of Seller each of the services and products of the Business comply in all material respects with applicable law in the jurisdictions where such products are manufactured, distributed, and sold except where the failure to do so would not have a material adverse effect on the Business taken as a whole. Without limiting the foregoing, all products of the Business have been produced in all material respects in accordance with and the production process is in compliance with the regulations and applicable good manufacturing practices as promulgated from time to time by the United States Food and Drug Administration and foreign equivalents thereof (the "FDA"), including without limitation all technical and quality standards except where the failure to do so would not have a material adverse effect on the Business taken as a whole. To the knowledge of Seller, all material manufacturing and analytical records, records of shipments and validation data required by applicable laws and regulations are included with the records of the Business.

           3.18.2. CUSTOMERS AND SUPPLIERS. Except as and to the extent set forth in Schedule 3.18.2: (i) since the date of the Seller Interim Income Statement, no material adverse change has occurred in Seller's relationship with any customers and suppliers of the Business (including without limitation E-Z-Em, Inc. and Liebel Flarsheim Company) as to whom payments during Seller's immediately preceding fiscal year to or from Seller exceeded $50,000; (ii) no such customers or suppliers have provided written notice to Seller that, after the date of this Agreement, they will cease purchasing or supplying goods or services or, substantially to reduce its purchases from, or sales to, the Business; and (iii) without limiting the foregoing, no such customer of or supplier to the Business has given Seller notice that it is subject to any bankruptcy, insolvency or similar proceeding and, to Seller's knowledge, no such proceeding by any other party is pending or threatened.

     3.19. ABSENCE OF VIOLATIONS OR CONFLICTS. Except as disclosed pursuant to
Schedule 3.20 or to any other Schedule attached hereto, to the knowledge of Seller, the execution, delivery and performance of each of Seller's Delivered Documents do not (i) violate, conflict with, constitute a material default or require any material consent or payment under, permit a termination of, or create or impose any material lien or material restriction upon any Asset, any Assumed Agreement or the Business under (a) any term or provision of Seller's articles of incorporation or by-laws, (b) any contract to which Seller is a party or bound or to which it or any of its properties is subject or bound, (c) any permit, judgement, decree or order of any governmental authority to which Seller or any of its properties are subject or bound or (d) any applicable law; or (ii) create, or cause the acceleration of the maturity of, any obligation or liability that is an Assumed Liability. The Company has obtained all consents required for the assignment of the Assumed Agreements

     3.20. INVENTORY. The Inventory is "as is".
           ----------

     3.21. NO GOVERNMENTAL CONSENTS REQUIRED. Except as described on Schedule 3.21, to the knowledge of Seller, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on Seller's part is required in connection with Seller's execution, delivery or performance of this Agreement, the transfer of any Asset or any approval or license related to any Asset, or any contract, instrument or document to be delivered by any of them pursuant to this Agreement, other than any medical device manufacturing establishment registration that may be required by the Buyer.

     3.22. NO BROKERAGE. Other than Scott & Stringfellow, Inc., whose fees shall be payable only by Seller, no person is entitled to any brokerage commission or finder's fee from Seller in connection with any of the transactions contemplated by this Agreement by reason of any act or omission of Seller or any of its shareholders.

     3.23 TRANSACTIONS WITH AFFILIATES. Except as disclosed in Schedule 3.23 (an no cross-reference shall be made to any other schedule nor shall disclosure on any other schedule be deemed disclosure on Schedule 3.23), no affiliate of Seller or any person or entity controlled (directly or indirectly) by Seller:
(i) is a party to any contract of plan of any kind whatsoever involving the Business; (ii) owns directly or indirectly, in whole or in part, any of the Assets; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Business.

     3.24 OTHER. To the knowledge of Seller, no representation or warranty of Seller in this Agreement or in any other Seller Delivered Document contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements in this Agreement or in such other materials not misleading.


4.   REPRESENTATIONS AND WARRANTIES OF BUYER
     ---------------------------------------

     Buyer hereby represents and warrants the following:

     4.1 ORGANIZATION AND STANDING. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with the power and authority to carry on its business as it is now being conducted.

     4.2. AUTHORITY RELATIVE TO THIS AGREEMENT.
          -------------------------------------

           4.2.1. AUTHORIZATION. The execution of this Agreement and the delivery of this Agreement by Buyer has been duly authorized by Buyer; this Agreement has been duly and validly executed by Buyer, and no further action is necessary on its part to make this Agreement valid and binding upon Buyer and enforceable against Buyer in accordance with the terms hereof, or to carry out the transactions contemplated hereby.

           4.2.2. NO VIOLATIONS. The execution, delivery and performance of this Agreement by Buyer will not (1) constitute a breach or a violation of the Articles of Incorporation or by-laws of Buyer or of any law, rule or regulation, agreement, indenture, deed of trust, mortgage loan agreement or other instrument to which Buyer is a party or by which Buyer is bound; (2) constitute a violation of any order, judgment or decree to which Buyer is a party or by which any of the assets or properties of Buyer are bound or affected; or (3) result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Buyer.

           4.2.3. CONSENTS; APPROVALS. No consent, approval or authorization is required to be obtained by Buyer in connection with the execution or delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby except as has been or will have been timely obtained prior to Closing.


5.   CERTAIN OTHER AGREEMENTS
     ------------------------

      5.1. CONFIDENTIALITY AND ANNOUNCEMENTS AS TO THIS AGREEMENT. Seller and Buyer agree that the terms of this Agreement shall remain confidential, except with the prior mutual consent of Seller and Buyer and except to the extent that enforcement of its terms and applicable law requires public disclosure.

      5.2. CERTAIN EMPLOYEE MATTERS.
           -------------------------

            5.2.1 OFFER OF EMPLOYMENT. Buyer will offer employment to employees of Seller actively at work and engaged exclusively in the operation of the Business as of the Closing Date for substantially the same base compensation paid to such employees by the Seller. Nothing in this Agreement requires Buyer to pay any such persons severance pay in the event of termination of employment or any accrued but unpaid benefits.

            5.2.2. PAYMENT OF COMPENSATION. Seller shall pay all of its employees base compensation (other than those employees set forth on Schedule 5.6) through June 30, 1999 in accordance with Seller's normal payroll schedule and Buyer shall reimburse Seller when the payroll is delivered for such compensation paid by Seller for days after the Closing Date.

      5.3.  Reserved.

      5.4. INSURED FRINGE BENEFIT PLANS. Seller will administer its insured fringe benefit plans, at its expense, for the benefit of current and former employees of the Business for claims relating to matters arising on or before the Closing Date. To the extent applicable, Seller shall provide for COBRA coverage for such persons under such plans. In addition, Seller will continue the medical coverage provided prior to the Closing Date under Seller's Blue Cross/Blue Shield plan for all employees hired by Buyer for a period of at least 30 days and shall use reasonable efforts to obtain such coverage for a period not to exceed an additional 60 days, and shall use reasonable efforts to obtain dental and disability insurance provided prior to Closing Date under Seller's plans for all employees hired by Buyer for a period not to exceed ninety (90) days. Buyer shall reimburse Seller for the premiums associated with any such coverage within fifteen (15) days of invoice by Seller.

      5.5. CERTAIN OBLIGATIONS OF SELLER. Seller shall pay all Excluded Liabilities in accordance with their terms or other applicable requirements.

      5.6. TRANSITION SERVICES. Seller shall make available the transition services and personnel described on Schedule 5.6 for the period and on the terms described on such Schedule. Except as otherwise set forth on Schedule 5.6, Seller shall pay Buyer for such services and personnel on a monthly basis within fifteen days of invoice. Notwithstanding the foregoing, during the period Buyer operates the Business on Seller's premises in accordance with the terms of the sublease described in Section 7.12 hereof, Buyer shall be permitted to use the leasehold improvements and equipment described in Section
1.2.4 without charge in the same manner such have been used in the Seller's operation of the business. Seller shall offer reasonable assistance to Buyer in the transition of computer software and business records to Buyer's computer system.

      5.7 CORRECTIVE WORK. All corrective work with respect to work performed or products sold on or before the Closing Date by Seller with respect to the Business including, but not limited to, the corrective work listed on Schedule
5.7 hereto is an Excluded Liability. Buyer shall perform the corrective work listed on Schedule 5.7 hereto for a price equal to Direct Cost (as defined herein) plus fifteen percent; provided, that, Seller shall have no obligation to pay Buyer for such corrective work until receipt by Seller from the respective customer of the payment for such product. If directed in writing by Seller, such direction which will not unreasonably be withheld, Buyer shall perform corrective work not listed on Schedule 5.7 in Buyer's reasonable discretion at Seller's expense at a price equal to Direct Cost plus fifteen percent, and a reasonable allocation of Buyer's overhead costs; provided, that, with respect to products sold on or before the Closing Date, Seller shall have no obligation to pay Buyer for such corrective work until receipt by Seller from the respective customer of the payment for such product. For purposes of this Section 5.7, "Direct Cost" shall be Buyer's direct labor cost and materials at Buyer's actual cost

      5.8 EXPENSES. Each party shall pay its own expenses and costs incurred in connection with the negotiation and consummation of this agreement and the transactions contemplated by it. Notwithstanding the foregoing, to the extent the transactions contemplated by this Agreement are not exempt from sales taxes, Buyer shall pay such taxes.

      5.9 NAME CHANGE. As soon as practicable after Closing, Seller will file Articles of Amendment to the Seller's Articles of Incorporation changing the name of Seller to a name that does not include the word "Coeur" and shall amend all fictitious or assumed name filings in any jurisdictions to exclude the word "Coeur".


6.   TRANSACTIONS PRIOR TO THE CLOSING
     ---------------------------------

      6.1 CONDUCT OF BUSINESS UNTIL CLOSING. Except as the parties may otherwise agree in writing, at all times prior to completion of the Closing on the Closing Date or until the earlier termination of this Agreement, Seller will:

           6.1.1. ORDINARY COURSE. Cause the business of Seller to be operated only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use reasonable efforts to preserve the present business organization intact, keep available the services of present officers and employees and preserve present business relationships with customers, suppliers and others having business dealings with Seller.

           6.2.2. NO VIOLATIVE TRANSACTION. Neither enter into any transaction, take any action nor fail to take any action which would result in, or could reasonably be expected to result in or cause, any of the representations, warranties, disclosures, agreements or covenants of Seller contained in this Agreement not being true and complete in all material respects at and as of the time immediately after the occurrence of such transaction or immediately after such action is taken or failed to be taken, and also on the Closing Date.

           6.2.3. CORPORATE ACTION; APPROVALS AND CONSENTS. The Seller promptly will take or cause to be taken all corporate and other action and use reasonable efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated hereby.

      6.3. ADVICE OF CHANGES. Between the date of this Agreement and the Closing, Seller will promptly advise Buyer in writing of any fact which, if existing and actually known to them at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

      6.4. ACCESS TO PROPERTIES AND RECORDS, ETC. BY BUYER. Buyer and its counsel, accountants and other representatives will be given reasonable access during normal business hours to all of the properties, personnel, books, tax returns, contracts, commitments and records of Seller, and will be furnished with all such additional documents (certified if requested) and information with respect to the Business and the Assets as they may from time to time reasonably request, at all times prior to the Closing.

7.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
     ------------------------------------------------

      The obligations of Buyer under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (the fulfillment of any of which may be waived in writing by Buyer):

      7.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of Seller contained in this Agreement shall not only have been true and complete in all material respects as of the date of this Agreement and when made but shall also be true and complete in all material respects as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms hereof or as a result of additional disclosures made to Buyer or on any Schedule.

      7.2. COMPLIANCE. Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by each of them at or prior to the Closing.

      7.3. GOOD STANDING CERTIFICATE. Buyer shall have received a certificate executed by the Secretary of State of the State of North Carolina dated as of a recent date certifying that Seller is a corporation in good standing under the laws of the State of North Carolina

      7.4 AGREEMENTS NOT TO COMPETE. Buyer shall have received Agreements Not to Compete, substantially in the form attached hereto as Schedule 7.4, with the Seller, Cardiovascular Diagnostics, Inc., Pharmanetics, Inc. and John P. Funkhouser.

      7.5 OPINION OF COUNSEL. Buyer shall have received the opinion of counsel to Seller dated the Closing Date, in substantially the form attached hereto as
Schedule 7.5.

      7.6. LITIGATION. There shall not be any litigation or proceeding to restrain or invalidate the consummation of the transactions contemplated hereby, the defense of which, in the sole discretion of Buyer, involves expense to Buyer or lapse of time that would be materially adverse to the interests of Buyer.

      7.7. NO MATERIAL ADVERSE CHANGE. Since the date of execution of this Agreement, there shall have been no material adverse change in the Assets or in the Business.

      7.8. ACTIONS, PROCEEDINGS, ETC. All actions, proceedings, instruments, agreements and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to Buyer, which shall have been furnished with such copies (certified if requested) of all such actions, proceedings, instruments, agreements and documents as they shall have reasonably requested.

      7.9. CASUALTY; EMINENT DOMAIN. Prior to the completion of the Closing on the Closing Date, no portion of the Assets deemed by Buyer in its sole discretion to be material to the operations of the Business shall have been destroyed or damaged (whether or not there exists insurance against such loss), and no such portion of the Assets shall have been taken or threatened to be taken by power of eminent domain.

      7.10. ASSIGNMENT OF LICENSES, PERMITS, APPROVALS, CONTRACTS, ETC. The Buyer shall have received assignments, satisfactory in form and substance to its counsel, of all licenses, permits, environmental permits, registrations, approvals, contracts and the like applicable to the operation of the Business; and Buyer shall have obtained all necessary permits, registrations or approvals to conduct the Business as it is currently conducted.

      7.11. TERMINATION OF FINANCING STATEMENTS. No financing statements shall be of record with the Secretary of State of any state in which Seller is incorporated or does business, or in the public records of any county thereof, with respect to any of the Assets, and Seller shall have furnished evidence satisfactory to counsel to the Buyer of the termination of all such filings previously on record with respect to any of the Assets.

      7.12. LEASE. Seller shall execute and deliver to the Buyer a sublease for the space currently occupied by the in the form attached hereto as Schedule
2.2.4. on a month-to-month basis for a period of up to twelve months at a rate equal to Seller's pro rata direct cost for the space to be occupied by Buyer.

8    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
     -------------------------------------------------

      The obligations of Seller under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (the fulfillment of any one of which may be waived in writing by Seller):

      8.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and statements of Buyer contained in this Agreement shall not only have been true and complete in all material respects on the date of this Agreement and when made but shall also be true and complete in all material respects as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms hereof.

      8.2. COMPLIANCE. Buyer shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Buyer at or prior to the Closing.

      8.3. GOOD STANDING CERTIFICATE. Seller shall have received a certificate executed by the Secretary of State of the State of Delaware dated as of a recent date certifying that Buyer is a limited liability company in good standing under the laws of the State of Delaware.

      8.4. OPINION OF COUNSEL. The Seller Stockholders shall have received an opinion of counsel to Buyer, dated the Closing Date, in substantially the same form as is attached hereto as Schedule 8.4.

      8.5. LITIGATION. There shall not be any litigation or proceeding to restrain or invalidate the consummation of the transactions contemplated hereby the defense of which, in the sole discretion of the Seller, involves expense to the Seller or lapse of time that would be materially adverse to the interests of the Seller.

      8.6. ACTIONS, PROCEEDINGS, ETC. All actions, proceedings, instruments, agreements and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel to the Seller; and, such counsel shall have been furnished with such copies (certified if requested) of all such actions, proceedings, instruments, agreements and documents as they shall have reasonably requested.

9    INDEMNIFICATION
     ---------------

      9.1 GENERAL.
      ------------

           9.1.1. SURVIVAL. All representations and warranties of each party hereto shall survive until the first anniversary of the Closing Date. All covenants of each party shall survive until the third anniversary of the Closing Date. Each party acknowledges that the other is entitled to rely on its representations, warranties, covenants and agreements in this Agreement (qualified only by the disclosures in the Schedules) in order to preserve the benefit of the bargain otherwise represented in this Agreement.

           9.1.2. INDEMNIFICATION OBLIGATIONS -- GENERAL. The indemnification obligations of this Article 9, although stated in terms of the parties, shall be for the benefit of the parties, their permitted successors and assigns, and their officers, directors, employees, agents and affiliates. The term "Loss" means costs, damages, claims, expenses or payments, including, but not limited to, (i) related attorneys', accountants' and other professional advisors' fees and expenses; (ii) amounts paid in settlement of a dispute with a person or entity not a party that if resolved in favor of such third party would constitute a matter to which a party is indemnified pursuant to this Agreement, even though such settlement does not acknowledge that the underlying facts or circumstances constitute a breach of a representation and warranty or other indemnified matter; (iii) reasonable costs and expenses necessary to avoid having a claim for indemnification against another party pursuant to this Agreement or to mitigate any such claim; and (iv) interest on each of the foregoing at the "prime rate" of interest (as published in the WALL STREET JOURNAL) from the date Loss was incurred.

           9.1.3. BY BUYER. Buyer agrees to indemnify and hold harmless Seller in respect of any and all Losses which are incurred by Seller arising out of:

                  9.1.3.1. any material breach by Buyer of its representations, warranties, covenants or agreements made in this Agreement;

                  9.1.3.2. any attempt (regardless of its success) by any person to cause or require Seller to pay or discharge any material claim, debt, obligation, liability or commitment which is the direct result of a material breach by Buyer of any representation, warranty, covenant or agreement;

                  9.1.3.3. any action, suit, proceeding, assessment or judgment arising out of or incident to any of the matters indemnified against in this
Section 9.1.3.

                  9.1.3.4. all material product warranty, product liability and similar claims or obligations, including without limitation all claims for damages or injury to persons or property, infringement of intellectual property rights or other liability, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made or alleged to have been made by Buyer or any affiliate of Buyer or which is imposed or asserted to be imposed by operation of law, in connection with any service or product of the Business sold on or after the Closing Date.

                  9.1.3.5. the acts or omissions of any employees of Seller, or an affiliate of Seller, in providing the services provided pursuant to Schedule 5.6, including any Losses incurred by Buyer.

             The indemnification herein provided shall include all of the expenses of the Seller in enforcing the indemnification rights granted in this Agreement, whether such expenses involve defense or prosecution against a Third Party or directly against Buyer.


             9.1.4 BY SELLER. Seller agrees to indemnify and hold harmless Buyer in respect of any and all Losses which are incurred by Buyer arising out of:

                  9.1.4.1. any breach by Seller of its representations, warranties, covenants or agreements made in this Agreement;

                  9.1.4.2. any attempt (regardless of its success) by any person to cause or require Buyer to pay or discharge any claim, debt, obligation, liability or commitment which is the direct result of a material breach by Seller of any representation, warranty, covenant or agreement;

                  9.1.4.3. all material product warranty, product liability and similar claims or obligations, including without limitation all claims for damages or injury to persons or property, infringement of intellectual property rights or other liability, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made or alleged to have been made by Seller or any affiliate of Seller or which is imposed or asserted to be imposed by operation of law, in connection with any service or product of the Business sold on or before the Closing Date

                  9.1.4.4. any action, suit, proceeding, assessment or judgment arising out of or incident to any of the matters indemnified against in this
Section 9.1.4.

                  9.1.4.5. any Losses for inventory that is obsolete as of the Closing Date, including without limitation the amount of obsolete inventory set forth on Schedule 9.1.4.5; provided, that, for purposes of this Section 9.1.4.5,
(i) Seller and Buyer agree that the inventory set forth at Schedule 9.1.4.5 is obsolete, and shall count toward the Threshold Amount set forth in Section 9.6.1 without any further action on the part of Buyer or Seller, (ii) that for the purposes of calculating "Losses" under this Section 9.1.4.5, "Losses" shall mean the book value on the Closing Date of such obsolete inventory; and (iii) notwithstanding any provision to the contrary in this Agreement, this Section
9.1.4.5 shall survive for a period of only one year from the Closing Date and any claims under this Section 9.1.4.5 shall be commenced before the expiration of such period.

             The indemnification herein provided shall include all of the expenses of the Buyer in enforcing the indemnification rights granted in this Agreement, whether such expenses involve defense or prosecution against a Third Party or directly against Seller.

      9.2. CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under this Section 9, the party seeking indemnification (the "Indemnified Party") shall notify the party or parties (as the case may be) against whom indemnification is sought (whether one party or more, the "Indemnifying Party") in writing of the facts constituting the basis for such claim ("Notice of Claim"). Such notice shall state generally the basis for such indemnification right and the amount or an estimate of the amount of the liability arising therefrom. The right to indemnification hereunder and the amount or the estimated amount thereof, as set forth in such notice, shall not be deemed agreed to by the Indemnifying Party, unless the Indemnified Party is notified in writing that the Indemnifying Party does not dispute the right to indemnification as set forth or estimated in such notice.

      9.3. THIRD PARTY CLAIMS. If the facts giving rise to any indemnification right shall involve any actual or threatened claim or demand by any third party ("Third-Party Claimant") against the Indemnified Party or any possible claim by the Indemnified Party against any third party, such claim by or against a third party shall be referred to as a "Third-Party Claim." If the Indemnifying Party gives the Indemnified Party an agreement in writing stating that the Indemnifying Party will indemnify the Indemnified Party and hold the Indemnified Party harmless from all cost and liability arising from any Third-Party Claim, the Indemnifying Party may, at its own expense undertake full responsibility for and control of the settlement, defense or prosecution of such Third-Party Claim and may contest or settle it on such terms as it may choose; provided that: (i) the Indemnified Party is given a full and unconditional release by the Third-Party Claimant; (ii) such settlement will not abrogate or impair any rights or agreements that the Indemnified Party may have with respect to the Third-Party Claimant; (iii) the settlement will not provide for injunctive or non-monetary relief affecting the Indemnified Party; and (iv) the settlement will not adversely affect the assets, future operations or business of the Indemnified Party. In any other case, the Indemnified Party may contest or settle the Third-Party Claim upon such terms as it may choose, in its sole discretion, although the Indemnified Party shall not reach a settlement until it has consulted in good faith with the Indemnifying Party. Any such consultation shall not relieve the Indemnifying Party of its obligations to indemnify the Indemnified Party under this Section 9.

      If by reason of any Third-Party Claim a lien, attachment, garnishment or execution is placed upon any of the property or assets of the Indemnified Party, the Indemnifying Party, if it desires to exercise its right to defend or prosecute such suit, shall furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

      9.4. COOPERATION. The parties to this Agreement shall execute such powers of attorney as may be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all relevant properties, personnel, books, tax records, contracts, commitments and all other relevant business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

      9.5. TIME LIMITATION. No claim for indemnification under this Agreement shall be valid or enforceable unless made on or prior to the expiration of the survival of the applicable representation, warranty or covenant as set forth in
Section 9.1 of this Agreement.

      9.6. LIMITATION ON INDEMNIFICATION.
           ------------------------------

             9.6.1 Threshold Amount. No amount of indemnity will be payable in the case of a claim by the Seller or Buyer under this Section 9 unless, until and only to the extent that the claimant has suffered or incurred Losses aggregating in excess of eighty thousand dollars ($80,000) (the "Threshold Amount") as a result of or arising out of the matters described in this Section 9, at which time the indemnified parties shall be entitled to seek indemnification for the entire amount of any Losses in excess of the Threshold Amount.

             9.6.2 Limitation on Recovery. The Seller and the Buyer agree that the maximum aggregate amount of Losses for which the Seller and the Buyer will be liable to pay to the other party under this Section 9 will be an amount equal to the Total Purchase Price.

      9.7. EXCLUSIVITY. This Section 9 contains the sole and exclusive remedies for any party hereto with respect to any claim relating to this Agreement on the transactions contemplated hereby and the facts and circumstances relating and pertaining hereto (whether any such claims will be made in contract, breach or warranty, tort or otherwise).

10.  GENERAL
     -------

     10.1. BROKERS. The Seller and Buyer hereby represent and warrant, each to the others, that it has not utilized the services of any finder, broker or agent in connection with the transactions contemplated hereby (other than Seller's engagement of Scott & Stringfellow, LLP, whose fees and expenses shall be payable solely by Seller), and each agrees to indemnify the other parties to this Agreement against and hold them harmless from any and all liabilities to any person, firm or corporation, claiming any broker's or finder's fee or commission of any kind on account of services rendered on behalf of such party in connection with the transactions contemplated by this Agreement.

     10.2. WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     10.3. EXPENSES. Each of the parties to this Agreement shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts.

        10.4. PRESS RELEASES. Except as required by law, no statement or public disclosure concerning the transactions contemplated by this Agreement or the closing thereof shall be made or released to any medium of public communication except with the prior approval of both the Buyer and Seller. The parties agree that to the extent possible under applicable law, all details regarding this transaction (including without limitation the purchase price hereunder) shall be kept confidential. Nothing in this Section 10.4. shall prevent Seller from making any public disclosure required by the Securities and Exchange Commission , the 1933 Securities Act or the 1934 Securities Exchange Act.

     10.5. CONFIDENTIALITY. If the transactions contemplated by this Agreement are not consummated, then each of the parties to this Agreement agrees to keep confidential and shall not use for its own benefit any of the information (unless in the public domain) obtained from any other party and shall promptly return to such other parties all schedules, documents or other written information (without retaining copies thereof) previously obtained from such other parties.

     10.6. NOTICES. Any notice, request, demand and other communication which is required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, or if actually received by postage prepaid first class mail, private carrier, telegram or telephone facsimile transmission, to the addresses set forth on Schedule 10.6. hereto or, as to any party, to such other address as such party shall have specified by notice in writing to the other parties.

     10.7. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof. This Agreement may be amended only by written agreement executed by all of the parties hereto.

     10.8. SEVERABILITY. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect.

     10.9. ASSIGNABILITY. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement; provided, however, that Buyer shall have the right to assign this Agreement to an affiliate of Buyer.

     10.10. FURTHER ASSURANCES. Each party to this Agreement will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements or other instruments as any other party or its counsel may reasonably requests for the purpose of carrying out the transactions contemplated by this Agreement.

     10.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for purposes of reference only and shall not affect the meaning or interpretation of this Agreement.

     10.13. GOVERNING LAW. The validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of North Carolina.

     10.14. KNOWLEDGE. For the purposes of this Agreement, use of the phrase or reference to facts as "to the knowledge" of a person is intended to and shall be construed as a reference to the actual contemporaneous knowledge and recollection of such person.


[The next page is the Signature page]

     IN WITNESS WHEREOF, this Agreement has been signed by an officer thereunto duly authorized and attested under the corporate seal by the Secretary or Assistant Secretary of each of the corporation parties hereto, all as of the date first above written.


                                             COEUR LABORATORIES, INC.
Attest:

/s/ Paul Storey                              By:/s/ John Funkhouser
---------------                                 -------------------
Its:                                         Its:


                                             COEUR ACQUISITION L.L.C.
Attest:

/s/ Carol Wood                               By:/s/ William J. Cude III
--------------                                  -----------------------
Its:                                         Its:

SCHEDULE 1.1.1(A)
MANUFACTURING EQUIPMENT LIST ON LOCATION AT COEUR LABORATORIES, INC

1)   ALLOYD HEAT SEALERS
     a) Lines A/B                                   (C/N 1101)
     b) Lines C/D                                   (C/N 1102)
     c) Lines E/F                                   (C/N 1207)
     d) Nesting Trays
     e) Machine Shaft

2)   AIR GUNS
     a) Simco Power Units
     b) Simco Top Gun
     c) Air Gun X 8
     d) Topgun 2 X 2
     e) Fowler 6" Extension X 2                      Unknown

     3) LABEL PRINTERS
     a) M8400
     b) M8400                                       (C/N 1133)
     c) M8400                                       (C/N 1297)
     d) M8400RV                                     (C/N 1268)
     e) Spare Parts
          i)  M8400 Printhead & cutter
         ii) M8400 Printhead X 2
         iii)M8400 Cutter Kit X 2

4)   CEMA EQUIPMENT
     a) Pouch Sealer                                (C/N 1110)
     b) Production Tables
     c) Production Chairs
     d) Cleanroom Vacuum
     e) Marsh Electric Tape Dispenser
     f) Mastercraft Wet Vacuum
     g) Wire Cart X 2
     h) Cleanroom Shoe Cleaner
     i) Scales
         i)  Allied-Fisher Scientific               (C/N 1010)
         ii) Sartorius                              (C/N 1251)
         iii)Mettler-Toledo                         (C/N 1203)
     j)  Blower/Cabinet/Conveyor
     k)  Laminer Flow Hood

5)   COILED LINE EQUIPMENT
     a) Grieve Oven                                 (C/N 1152)
     b) Coiled Line Redesign
     c) Coiled Line Equipment
         i)   Coiled Air Cleaner                    (C/N 1206)
         ii)  Coil Winder                           (C/N 1161)
         iii) Coil Cutter X 2                       (C/N 1262 & 1263)
         iv)  Mauls & Cutting Board                  Unknown

6)   MANIFOLD EQUIPMENT
     a) Hot Stamp Machine                           (C/N 1106)
     b) Manifold Pressure Tester                    (C/N 1103)
     c) Manifold Handle Press                       (C/N 1104)
     d) Manifold Rotator Press                      (C/N 1105)

7)   MISCELLANEOUS EQUIPMENT
     a) Jacket Siliconizer (Tumbler)                (C/N 1137)
     b) Honeywell Hepa Filter X 2                   (C/N 1278 & NEW)
     c) ACCO - Hepa Filters                         (C/N 1111 & 1117)
     d) Particle Counter                            (C/N 1118)
     e) Fork Truck, battery & charger
     f) Shrink wrap machine
     g) Bar Code Verifier

SCHEDULE 1.1.1(B)
QUALITY ASSURANCE EQUIPAMENT ON LOCATION AT
COUER LABORATORIES, INC

1)   QA EQUIPMENT
     a) Mark IV injector (130mL)            C/N 1119
     b) Mark V injector (150/200mL)         C/N 1120
     c) MCT injector                        C/N 1267
     d) Percupump injector X 3                  N/A
     e) Front Load injector head                N/A
     f) 130mL Power jacket for injector         N/A
     g) Injector Re-design                      N/A
     h) Static & Plunger Test Fixture       C/N 1253
     i) Coiled Line Pressure Test Fixture   C/N 1252
     j) Chattilon Pull Test Fixture         C/N 1095
     k) MTI Digimatic Indicator/Gauge       C/N 1275
     l) Digital Temperature Gauge           C/N 5022
     m) Pistol-Grip bore gauge              C/N 1269
     n) Aluminum syringe & cap                  N/A
     o) Go/No Go Gauges                     C/N 1291-1296, 1174-1175, 1300
     p) Ring Gauges                         C/N 1301-1304
     q) Optical Comparator

SCHEDULE 1.1.3
CONTRACT RIGHTS;PERMITS;APPR0VALS

1)   CONTRACT RIGHTS
     a) OEM Purchase Agreement By and Between Coeur Laboratories, Inc. and Liebel Flarsheim Company
     b) Manufacturing Agreement By and Between Coeur Laboratories, Inc. and E-Z-EM, Inc.

2)   FOOD AND DRUG ADMINISTRATION REGISTRATION

     a)  Facility Registration.
     b)  Device Listing

3)   PREMARKET NOTIFICATIONS
     a)  K971712   Coeur 130ml Angiographic Syringe Regulatory Class II
     b)  K960965   Front Load Injector Turret & 200ml Front Load Syringe
                      Regulatory Class II
     c)  K965214   Coeur Front Load Injector Retrofit Regulatory Class II
     d)  K823920/A Coeurlock Sterile Disposable Angiographic Syringe Regulatory
                      Class II
     e)  K873173   Medrad MRI Injection Systems Regulatory Class II
     f)  K954082   Injector Turret
     g)  K885138   Capillary Tube, Blood Collection Regulatory Class II
     h)  K890292   PCA-10, 10cc Disposable Angiography Control Syringe
                      Regulatory Class II
     i)  K873597   Tubing Polyethylene Regulatory Class II
     j)  K874579   Coeur Control Syringe Regulatory Class II
     k)  K854960   Disposable Manifold Regulatory Class II
     l)  K942381   Low Pressure Injection Tubing, Coil Line, Extension
                   Regulatory
                      Class II

SCHEDULE 1.1.6
INTELLECTUAL PROPERTY

See Schedule 3.11

SCHEDULE 1.1.7
OTHER ASSETS

PREPAID EXPENSES AND OTHER ASSETS
                  Item                                May 31, 1999    Period
                  ----                                ------------    ------
h) Prepaid Employee Benefits-Medical and Dental         $4,374          June
i) Prepaid Front Load Manuals                           $12,546      All of 1999
c) Prepaid Packaging and Manufacturing Supplies         $1,480          June
d) Capitalized Patent Costs                             $67,589           -
e) BSI 9002 Fees                                        $13,800           -

SCHEDULE 1.2.4
EXCLUDED EQUIPMENT

         ITEM                                        NET BOOK VALUE
         ----                                        --------------
1) Leasehold Improvements                              $155,990
2) Computer hardware and software                      $22,031
2) Telephone equipment                                 $6,283
3) Security System                                     $1,903
4) Non-production chairs                               $629
5) Breakroom refrigerator                              $659
6) 1 Forklift with battery and charger                 $2,414
7) ARO Seal Tester                                     $6,789
8) Test stand                                          $411
9) QC Gauge                                            $473
10)Mallet Handle                                       $340
11)Bore gauge                                          $2,650
12)Temparature gauge and mercury contactor             $397

SCHEDULE 1.3.1
ASSUMED LIABILITIES

1) Accounts payable outstanding as of Closing.  $106,677 as of May 31, 1999

2) Accrued personal property taxes as of Closing.  $5,000 as of May 31, 1999

3) Accrued vacation of $7,218 as of Closing.

SCHEDULE 1.3.2
ASSUMED AGREEMENTS

8)  AGREEMENTS
    a) OEM Purchase Agreement By and Between Coeur Laboratories, Inc. and Liebel Flarsheim Company
    b) Manufacturing Agreement By and Between Coeur Laboratories, Inc. and E-Z-EM, Inc.
9)  PURCHASE COMMITMENTS

    a) Open purchase orders in the normal course of business

SCHEDULE 1.5.2.1
REPRESENTATION LETTER


June,  1999

Coeur Acquisition L.L.C.

We are providing this letter in connection with the Asset Purchase Agreement dated June ,1999 between Coeur Laboratories, Inc. and Coeur Acquisition L.L.C (the "Asset Purchase Agreement"). We confirm that we are responsible for the fair presentation of the financial position and results of operations in conformity with generally accepted accounting principles. All terms used herein but not defined shall have the same meaning set forth in the Asset Purchase Agreement.

We represent to you, to the best of our knowledge and belief, as of June 15, 1999 the following representations made to you:

1. The Post Closing Balance Sheet of Coeur Laboratories, Inc., subject to the adjustments described in Section 1.5.2.2 of the Asset Purchase Agreement, is fairly presented in conformity with generally accepted accounting principles and is prepared on a basis consistent with the December 31, 1998 balance sheet.

 2. There have been no communications from regulatory agencies concerning noncompliance with or defiencies in financial reporting.

 3. There are no material transactions, agreements or accounts that have not been properly recorded in the accounting records underlying the Post Closing Balance Sheet, subject to the adjustments described in Section
     1.5.2.2 of the Asset Purchase Agreement.

4. Inventories recorded in the Post Closing Balance Sheet are stated at the lower of cost or market, cost being determined on the basis of FIFO. Inventory quantities at the Post Closing Balance Sheet date were determined from physical counts or from the Company's perpetual inventory records, which have been adjusted on the basis of physical inventories taken by competent employees completed on June 14, 1999. Liabilities for amounts unpaid are recorded for all items included in inventories at the balance sheet dates and all quantities billed to customers at those dates are excluded from the inventory balances.

5. There has been no:

     a. Fraud involving management or employees who have significant roles in the Company's internal control.

     b. Fraud involving others that could have a material effect on the financial statements.

         (We understand the term "fraud" to mean those matters described in Statement on Auditing Standards No. 82.)

     c. Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

6. The Company has complied with all aspects of contractual agreements that would have a material effect on the Post Closing Balance Sheet in the event of noncompliance.


-----------------------------------------
John Funkhouser
President and CEO



-----------------------------------------
Paul Storey
Director of Finance

SCHEDULE 2.2.1
BILLS OF SALE;ASSIGNMENTS

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         KNOW ALL PERSONS BY THESE PRESENTS, that pursuant to that certain Asset Purchase Agreement dated June 15, 1999 by and among COEUR LABORATORIES, INC., a North Carolina corporation and COEUR ACQUISITION, L.L.C., a Delaware limited liability company (the "Purchase Agreement"), and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by the Purchaser, the receipt and sufficiency of which are hereby acknowledged, COEUR LABORATORIES, INC. (the "Seller") does hereby assign, convey, set over, transfer and deliver to COEUR ACQUISITION, L.L.C. (the "Buyer") and its successors and assigns all of the Seller's right, title and interest in, to and under that certain O.E.M. Purchase Agreement by and between the Seller and Liebel Flarsheim Company dated July 1, 1997 and that certain Agreement by and between Seller and E-Z-EM, Inc. dated March 25, 1995 (the "Assigned Contracts"),

TO HAVE AND TO HOLD the property hereby assigned, transferred, conveyed, set over and delivered, and all right, title and interest of the Seller thereto and therein, unto the Buyer its successors and assigns, all on the terms and subject to the conditions set forth in the Purchase Agreement. All capitalized terms herein shall have the meaning set forth in the Purchase Agreement.

         The Buyer hereby assumes the obligations of the Seller with respect to the Assigned Contracts; PROVIDED, HOWEVER, that the obligations of Seller under the Assigned Contracts shall be current as of the date hereof and the Buyer shall be liable only for payments and performance under the Assigned Contracts with respect to periods subsequent to the date hereof.

         IN WITNESS WHEREOF, the Seller and the Purchaser have each caused this instrument to be executed by its duly authorized officer to be effective for all purposes as of June 15, 1999.

                                                  COEUR LABORATORIES, INC.

                                                  By: John Funkhouser
                                                     ---------------------------
                                                  Its:
                                                               "Seller"



                                                  COEUR ACQUISITION, L.L.C.
                                                  By: William J. Cude III
                                                     ---------------------------
                                                  Its:

                           BILL OF SALE AND ASSIGNMENT

                KNOW ALL PERSONS BY THESE PRESENTS, that pursuant to that certain Asset Purchase Agreement dated June 15, 1999 by and among COEUR LABORATORIES, INC., a North Carolina corporation and COEUR ACQUISITION, L.L.C., a Delaware limited liability company (the "Purchase Agreement"), and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by the Purchaser, the receipt and sufficiency of which are hereby acknowledged, COEUR LABORATORIES, INC. (the "Seller") does hereby sell, transfer, assign, convey, set over, transfer and deliver to COEUR ACQUISITION, L.L.C. (the "Buyer") and its successors and assigns all of the Seller's right, title and interest in, to and under the following assets (collectively, the "Assets") free and clear of all security interests, claims, liens, encumbrances, equities and other charges and interests of others whatsoever (other than any landlord's lien held by any party other than an affiliate of Seller):


                1.1.1 FIXED ASSETS. All machinery, equipment, furniture, fixtures, office equipment, vehicles, tools, tooling and molds (wherever located) and other tangible personal property used exclusively in connection with the Business (other than the Excluded Assets listed below), including, without limitation, those assets described on Schedule 1.1.1 hereto.

                1.1.2.  INVENTORY.  All of Seller's inventory as of the Closing
Date

                1.1.3 CONTRACT RIGHTS; PERMITS; APPROVALS. All of Seller's contract rights, warranties, licenses, permits, federal Food and Drug Administration registrations, premarket notifications, applications for any of the foregoing, and the like which are transferrable, including, without limitation, those described on Schedule 1.1.3 hereto.

                1.1.4. TRADE NAME; GOODWILL. The trade name "Coeur Laboratories" and all other trade names and goodwill exclusively associated with the Business, including promotional and advertising literature and materials and customer lists.

                1.1.5 BUSINESS RECORDS. All product plans and specifications, customer records, employee records, manufacturing and analytical records, records of shipments and validation data and other customer and products materials and information relating exclusively to the Business.

                1.1.6. INTELLECTUAL PROPERTY. All trademarks, service marks, patents (in each case whether registered or unregistered and including all applications therefor and including all goodwill associated therewith), internet domain name rights, trade secrets, business systems and procedures developed and/or used exclusively with the operation of the Business, including without limitation the trademarks and patents described on Schedule 1.1.6.

                1.1.7. OTHER ASSETS. All other assets owned by Seller and used exclusively in connection with the Business not otherwise described herein including without limitation the specified prepaid expenses and other assets as described on Schedule 1.1.7.


        PROVIDED HOWEVER, that the Assets transferred hereunder shall not include the following (the "Excluded Assets"), which shall remain the property of Seller (the "Excluded Assets"):

                1.2.1. the accounts receivable of Seller as of the day immediately preceding the Closing Date;

                1.2.2.  intercompany accounts;

                1.2.3.  cash and bank accounts of Seller;

                1.2.4 leasehold improvements of the Seller and certain equipment of the Seller as set forth on Schedule 1.2.4; and

                1.2.5. computer hardware and software used in the Business; provided, however, that Seller shall use reasonable efforts to provide an electronic copy of all records relating to the Business in a format to be specified by Buyer.



         TO HAVE AND TO HOLD the property hereby sold, assigned, transferred, conveyed, set over and delivered, and all right, title and interest of the Seller thereto and therein, unto the Buyer, its successors and assigns. All capitalized terms herein shall have the meaning set forth in the Purchase Agreement.

         IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorized officer to be effective for all purposes as of June 15, 1999.

                                             COEUR LABORATORIES, INC.


                                             By: John Funkhouser
                                                --------------------------------
                                             Its:
                                                        "Seller"

SCHEDULE 2.2.2
FORM OF GUARANTY


                                    GUARANTY
                                    --------

         THIS GUARANTY is made by Cardiovascular Diagnostics, Inc. ("CDVI") and Pharmanetics, Inc. ("PI"), each a North Carolina corporation (each herein, together with its respective successors and assigns, referred to as the "Guarantor") in favor of Coeur Acquisition, L.L.C., a Delaware limited liability company and its successors and assigns (the "Buyer").

         WHEREAS, CDVI owns all of the issued and outstanding stock of Coeur Laboratories, Inc. (the "Seller"), and PI is the indirect parent corporation of Seller; and

         WHEREAS, in connection with the purchase of the assets of the Seller by the Buyer pursuant to that certain Asset Purchase Agreement between the Seller and the Buyer dated on or about even date herewith (the "Purchase Agreement"), the Buyer has required, as a condition precedent to the closing of such transaction, that each Guarantor execute an absolute and unconditional guaranty of the Seller's obligations under the Asset Purchase Agreement; and

         WHEREAS, the closing of the Asset Purchase Agreement benefits each Guarantor; and

         WHEREAS, the Buyer is not willing to purchase the Assets absent this guaranty of the Seller's obligations under the Asset Purchase Agreement by each Guarantor, and each Guarantor is willing and able to provide such guaranty to and for the benefit of the Buyer.

         NOW, THEREFORE, in consideration of the premises and for Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Guarantor from Payee, and to induce Payee to accept the Note, Guarantor does hereby agree as follows:

         1. The foregoing recitations are true and correct and are incorporated herein by reference. Capitalized terms used herein and not defined shall have the meaning set forward in the Asset Purchase Agreement.

         2. The Guarantors hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantee to Buyer the due and punctual payment and performance in full of the Seller's Obligations (as defined below). "Seller's Obligations" means: (a) the Seller's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Seller under the Asset Purchase Agreement and the documents executed in connection therewith; and (b) the Seller's prompt payment in full, when due and at all such times, of any obligations to pay money now or hereafter arising under the Asset Purchase Agreement and the documents executed in connection therewith. Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its obligations hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.
         3. This is a continuing guaranty of payment and not a guaranty of collection, and each Guarantor, jointly and severally, undertakes to pay forthwith all amounts due from the Seller to Buyer, regardless of whether or not Buyer, or anyone on behalf of Buyer shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to collect all or part of any such amount, at law or in equity.

         4. Each Guarantor hereby unconditionally: (i) waives any requirement that Buyer, in the event of any default by the Seller, first make demand upon, or seek to enforce remedies against the Seller before demanding payment under or seeking to enforce this Guaranty; (ii) covenants that this Guaranty will not be discharged except by the full performance of all Seller Obligations.

         5. The obligations, covenants, agreements and duties of each Guarantor under this Guaranty shall not be released, affected or impaired by any assignment or transfer, in whole or in part, of any obligation of the Seller although made without notice to or the consent of the Guarantor, or any waiver by Buyer, or by any other person, of the performance or observance by the Seller under the Asset Purchase Agreement or any related document or a Guarantor hereunder, or any indulgence in or the extensions of time for payment or performance by the Buyer or any Guarantor of any Sellers' Obligation, or the modifications or amendment (whether material or otherwise) of any Seller's Obligation, or any receiverships, insolvency, bankruptcy, reorganization or other similar proceedings, affecting the Seller's or any of its assets, or the impairment of any such property or other security, or the release or discharge of the Seller or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Asset Purchase Agreement or hereunder by operation of law, or the merger or consolidation of the Seller or any Guarantor.

         6. This Guaranty may not be amended or modified except by a writing executed by the Guarantor and Buyer, and may not be assigned by either Guarantor (whether by operation of law or otherwise) without the prior written consent of the Buyer, which consent may not be unreasonably withheld, except in connection with the assignment to a successor in interest of substantially all of the assets of the Guarantor where such successor in interest after such transaction has a fair market value (or if no market exists, a net book value) equal to or greater than the Guarantor, in which case consent shall not be required. No consent shall be required for a merger or consolidation of the Guarantor with or into any affiliated entity so long as the Guarantor is the surviving entity and continues to hold substantially all assets held immediately prior to such merger or consolidation. The obligations of the Guarantors under this Guaranty are continuing obligations and a fresh cause of action shall arise in respect to each default hereunder.

         7. This Guaranty shall for all purposes be construed in accordance with and governed by the laws of the State of Florida. If any action or proceeding shall be brought by Buyer in order to enforce any right or remedy under this Guaranty, each Guarantor hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within Hillsborough County, Florida on the date hereof.

         8. Each Guarantor warrants and represents to the Buyer, that it is duly authorized to execute, deliver and perform this Guaranty Agreement; that this Guaranty Agreement has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its operating documents or organizational documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

         9. This Guaranty Agreement, together with the Asset Purchase Agreement, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         10. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by a duly authorized officer of Guarantor this 15th day of June, 1999.


                                                      Pharmanetics, Inc.

                                            By: John Funkhouser
                                               ---------------------------------
                                           Its:_________________________________

                                                Cardiovascular Diagnostics, Inc.

                                            By: John Funkhouser
                                               ---------------------------------
                                           Its: ________________________________

SCHEDULE 2.2.3
THIRD PARTY CONSENTS

1)  Highwoods Property Management
2)  E-Z-EM

                                     CONSENT


         Reference is made to that certain agreement between Coeur Laboratories, Inc., a North Carolina corporation ("Coeur") and E-Z-EM, Inc., a Delaware corporation ("E-Z-Em") dated 3/24/95 (the "OEM Agreement").

         In connection with the sale of the operating assets of Coeur to Coeur Acquisition, L.L.C., a Delaware limited liability company (the "Buyer"), Coeur is assigning the OEM Agreement to the Buyer, and Buyer is assuming the obligations of Coeur under the OEM Agreement only to the extent of any payments and performance under the Agreement after June 15, 1999.

         E-Z-EM hereby consents to such assignment and assumption as stated in the foregoing paragraph, and confirms Coeur's representation to Buyer that as of June 15, 1999, Coeur is current on its obligations under the Agreement.

                                  E-Z-Em, Inc.


                                  By: Howard Stern
                                     -------------------
                                  Its:

                                  Date: June 15, 1999
                                      -------------------

SCHEDULE 2.2.4
FORM OF SUBLEASE AND CONSENT

                               CONSENT TO SUBLEASE


As of this 15th day of June, 1999, HIGHWOODS REALTY LIMITED PARTNERSHIP (the "Landlord"), Cardiovascular Diagnostics Inc. (the "Tenant") and Coeur Acquisition L.L.C. (the "Subtenant") do hereby enter into this Consent to Sublease and Agreement (the "Agreement").

                                    RECITALS

         WHEREAS, Landlord and Tenant entered into that certain Office Lease dated November 21, 1990 as amended (the "Lease") for approximately 54,477 square feet of office space (the "Premises") in the building, located at 5301 Departure Drive, Raleigh, North Carolina, (the "Building");

         AND, WHEREAS, Tenant and Subtenant have agreed to enter into a sublease of the Premises in the form attached hereto and incorporated herein by reference (the "Sublease");

         NOW THEREFORE, Landlord does hereby consent to the Sublease in the form attached hereto, conditioned upon the agreement by Tenant and Subtenant of Paragraphs 1 through 8 hereof:

1. Tenant shall not be released in any manner from any of its obligations under the Lease.

2. Tenant shall pay to Landlord, as additional rent, one-half of all rents received by Tenant from Subtenant in excess of the rent payable by Tenant to Landlord under the Lease.

3. The Sublease shall be subject to all the terms and provisions of the Lease and no use or occupancy of the Subleased Premises (as defined in the Sublease) shall be permitted by Tenant or undertaken by Subtenant that is in any way inconsistent with the terms and provisions of the Lease.

4. Landlord shall not be obligated to Subtenant under any of the provisions of the Sublease.

5. Subtenant shall indemnify and hold harmless Landlord from and against any and all claims arising out of (a) Subtenant's use of the Subleased Premises or any part thereof; (b) any activity, work, or other thing done, permitted or suffered by Subtenant in or about the Subleased Premises or the building, or any part thereof, (c) any breach by Subtenant in the performance of any of its obligations under the Sublease; or (d) any act or negligence of Subtenant, or any officer, agent, employee contractor, servant, invitee or guest of Subtenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (a) through
         (d) above or any action brought thereon. If such action be brought against Landlord, Subtenant upon notice from Landlord, shall defend the same through counsel selected by Subtenant's Insurer or other counsel, in each case acceptable to Landlord, as the case may be. Subtenant assumes all risk of damage or loss to its property or injuries or death to persons in, on, or about the Subleased Premises, from all causes except those for which the law imposes liability on Landlord regardless of any attempted waiver thereof, and Subtenant hereby waives such claims in respect thereof against Landlord. The provisions of this paragraph shall survive the termination of the Sublease. This Agreement shall not be deemed to constitute a consent to any future sublease (or any future assignment) and each and every such proposed future sublease (and any proposed future assignment) shall require the prior written consent of Landlord, which Landlord may not arbitrarily refuse to give.

6. If Landlord so elects, the termination of the Lease by lapse of time or as otherwise provided in the Lease shall immediately cause the Sublease to be terminated and have no further force or effect.

7. Any options provided to Tenant in the Lease shall be extended to and exercisable by Subtenant.

8. This Consent to Sublease is conditioned upon the execution and delivery by the tenant and the Subtenant of the attached Sublease.

         IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.


Landlord:  HIGHWOODS REALTY PARTNERSHIP
a North Carolina limited partnership
         By:  Highwoods Properties, Inc., its general partner
         a Maryland corporation

                  By: James C. Ciao
                     ---------------------


                  Date: June 15, 1999
                       -------------------

                  Attest: Cathleen Morgan   Corporate Seal:
                         -----------------
                           Cathleen C. Morgan, Assistant Secretary

Tenant:  CARDIOVASCULAR DIAGNOSTICS, INC.

                  By:   John Funkhouser
                     -----------------------
                  Name: John Funkhouser
                       ---------------------
                  Title: President
                       ---------------------

                  Date: June 15, 1999
                       ---------------------

                  Attest:  Paul Storey      Corporate Seal:
                         -------------------
                   ________________________ Secretary


Subtenant:        COEUR ACQUISITION L.L.C.

                  By:   William J. Cude III
                     ---------------------------
                  Name: William J. Cude III
                       -------------------------
                  Title: President
                       -------------------------

                  Date: June 15, 1999

                  Attest:  Carol P. Wood    Corporate Seal:
                         -----------------
                   ________________________ Secretary

                                    SUBLEASE


         This sublease dated this 15th day of June, 1999 (the "Sublease"), by and between Coeur Laboratories, Inc. (the "Tenant") with its principal office at 5301 Departure Drive, Raleigh, North Carolina, and Coeur Acquisition L.L.C. (the "Subtenant") sets forth the agreement (consented to by Landlord) whereby Subtenant subleases from Tenant the Subleased Premises as described below:

         Approximately sixteen thousand five hundred and and eighty five (16,585) rentable square feet of office space (the "Subleased Premises") in the building, located at 5301 Departure Drive, Raleigh, North Carolina, (the "Building").

         TERM: Subtenant shall occupy the Subleased Premises on a month to month basis through June 14, 2000, at which time this Sublease shall terminate and be of no further force and effect without any further action required by the parties; provided, that for the first 12 months hereof this Sublease shall not be terminable by the Tenant without cause.

         It is understood that this is a Sublease and that all terms and conditions as set forth in that certain Office Lease by and between Highwoods Realty Limited Partnership (the "Landlord") and Tenant dated November 21, 1990, as amended (the "Lease"), are in effect and binding upon the Subtenant and Tenant. Tenant shall have the right to enforce the provisions of the Lease against Subtenant. The Lease Agreement and all referenced amendments are attached hereto as Exhibit "A" and made a part hereof.

         MONTHLY RENEWAL: Subtenant shall indicate in writing by the 10th day of each month whether it intends not to renew the Sublease for the following monthly period. Failure to receive such indication by such date shall result in the automatic renewal of the Sublease for the following monthly period.

         RENT: Subtenant covenants and agrees to pay to the Tenant for the Term of this Sublease, rent equal to 30% of the rent (which includes common area maintenance changes, insurance and property taxes) payable by Tenant to its Landlord for the respective month ("Tenant Rent Portion"). Each monthly rental payment shall be due and payable on the first day of each month. Said rental payments shall commence July 1, 1999 and continue through the sublease termination. The rental for the period from June 15, 1999 through July 30, 1999 shall be due and payable July 1, 1999.

         The above payment schedule does not include operating expense pass through adjustments, if any, to be computed annually in accordance with the Lease, which shall be payable at the end of such period by Subtenant for its respective pro-rata share.

         Subtenant will not make changes to the Subleased Premises without written approval of Tenant and Landlord other than removal of assets of the Subtenant upon vacating the Premises upon termination of this Sublease.

         ASSIGNMENT; SUBLEASE: Any Sublease of the Subleased Premises by Subtenant or assignment by Subtenant of the Sublease is prohibited.

         INSURANCE: Notwithstanding anything to the contrary contained in the Lease, Subtenant shall maintain general public liability insurance as specified in Section 17 ("INDEMNIFICATION AND LIABILITY INSURANCE") of the Lease in the amounts described in Section 17 of the Lease. Subtenant shall also insure its personal property to such extent as it deems appropriate, and shall neither have nor make claim against Landlord or Tenant for any loss or damage to Subtenant's personal property, regardless of the cause thereof.

         USE OF PREMISES: Subtenant shall use the subleased premises only for manufacturing of syringes and for general office and warehouse purposes.

         Tenant hereby waives any and all landlord's liens it may have against Subtenant under applicable law.

         This Sublease is contingent on the approval of Landlord, Highwoods Realty Limited Partnership. If for any reason Landlord will not allow Tenant to sublease the aforementioned Subleased Premises, this Sublease is null and void.



         [Next Page is Signature Page]

IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.


Tenant:           CARDIOVASCULAR DIAGNOSTICS, INC.

                  By:   John Funkhouser
                     -----------------------
                  Name: John Funkhouser
                       ---------------------
                  Title:President
                        --------------------

                  Date: June 15, 1999
                       ---------------------

                  Attest:  Paul Storey
                         -------------------
                    ________________________ Secretary


                                    Corporate Seal


Subtenant:        COEUR ACQUISITION L.L.C.

                  By:   William J. Cude III
                     ---------------------------
                  Name: William J. Cude III
                       -------------------------
                  Title: President
                        ------------------------

                  Date: June 15, 1999
                       -------------------------

                  Attest:  Carol P. Wood
                         ------------------------
                    ________________________ Secretary


                                    Corporate Seal

SCHEDULE 3.4
QUALIFICATION TO DO BUSINESS

None

SCHEDULE 3.6
FINANCIAL STATEMENTS

a) Audited Financial Statements as of December 31, 1998
b) Unaudited Balance Sheet and Income Statement as of May 31, 1999

COEUR LABORATORIES, INC.
(a wholly-owned subsidiary of

Cardiovascular Diagnostics, Inc.)

Financial Statements

for the years ended December 31, 1998 and 1997

Coeur Laboratories, Inc.
Index
--------------------------------------------------------------------------------

                                                                PAGE(S)

Report of Independent Accountants                                1

Financial Statements:

     Balance Sheets                                              2

     Statements of Income and Retained Earnings                  3

     Statements of Cash Flows                                    4

     Notes to Financial Statements                             5-9

                        Report Of Independent Accountants


February  12, 1999


The Shareholder

Coeur Laboratories, Inc.

In our opinion, the accompanying balance sheets and the related statements of income ad retained earnings and cash flows present fairly, in all material respects, the financial position of Coeur Laboratories, Inc. (a wholly-owned subsidiary of Cardiovascular Diagnostics, Inc.) at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

COEUR LABORATORIES, INC.
BALANCE SHEETS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

     Assets                                                                   1998                1997
                                                                           ----------          ---------
Current assets:
     Cash and cash equivalents                                              $ 986,276          $ 851,647
     Trade accounts receivable                                              1,235,244          1,269,684
     Receivable from CVDI                                                   1,284,976          1,172,236
     Inventories                                                              582,469            744,687
     Other current assets                                                     208,599             92,027
                                                                           ----------          ---------
                 Total current assets                                       4,297,564          4,130,281

Property and equipment, net                                                 1,137,054          1,175,179
Patents pending                                                                57,567             32,770
Other noncurrent assets                                                        43,342             41,900
                                                                           ----------          ---------
                                                                          $ 5,535,527        $ 5,380,130
                                                                           ----------          ---------

             Liabilities and Shareholder's Equity
Current liabilities:
     Accounts payable                                                         108,680            532,057
     Accrued expenses                                                           5,873             23,861
     Income taxes payable                                                   1,084,550            953,735
                                                                           ----------          ---------
                 Total current liabilities                                  1,199,103          1,509,653
                                                                           ----------          ---------

Commitments and contingencies (Note 4 and 8)
Shareholder's equity:
     Common stock, no par value, 100 shares authorized,
          10 shares issued and outstanding                                  4,249,796          4,249,796
     Retained earnings (accumulated deficit)                                   86,628           (379,319)
                                                                           ----------          ---------
                 Total shareholder's equity                                 4,336,424          3,870,477
                                                                           ----------          ---------
                                                                          $ 5,535,527        $ 5,380,130
                                                                           ----------          ---------

   The accompanying notes are in integral part of these financial statements.

COEUR LABORATORIES, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                               1998               1997
                                                                           ----------          ---------
Net Sales                                                                 $ 4,633,323        $ 4,694,465
                                                                           ----------          ---------
Cost of sales:
      Materials and labor                                                   2,535,992          2,394,286
      Overhead                                                                965,473            925,320
                                                                           ----------          ---------
           Total cost of sales                                              3,501,465          3,319,606
                                                                           ----------          ---------

           Gross profit                                                     1,131,858          1,374,859

Selling, general and administrative expenses                                  539,272            558,895
                                                                           ----------          ---------

           Income from operations                                             592,586            815,964

Interest income                                                                54,950             46,876
                                                                           ----------          ---------

           Income before provision for income taxes                           647,536            862,840

Provision for income taxes                                                    181,589            274,448
                                                                           ----------          ---------

           Net income                                                         465,947            588,392

Accumulated deficit, beginning of year                                       (379,319)          (967,711)
                                                                           ----------          ---------

Retained earnings (accumulated deficit), end of year                         $ 86,628         $ (379,319)
                                                                           ----------          ---------
   The accompanying notes are in integral part of these financial statements.


COEUR LABORATORIES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                               1998              1997
                                                                           ----------          ---------
Cash flows from operating activities:
     Net income                                                             $ 465,947         $ 588,392
     Adjustments to reconcile net income to net cash provided by operating  activities:
           Depreciation and amortization                                      217,290           220,084
           Loss (gain) on sale of property and equipment                            -             7,502
           Provision for inventory obsolecene                                  43,647            20,000
           Change in assets and liabilities:
                Trade receivables                                              34,440          (760,751)
                Inventories                                                   118,571           (57,236)
                Other assets                                                 (118,014)           17,156
                Accounts payable and accrued expenses                        (441,365)          418,792
                Income taxes payable                                          130,815           193,248
                                                                           ----------          ---------
                    Net cash provided by operating activities                 451,331           647,187
                                                                           ----------          ---------

Cash flows from investing activities:
     Costs incurred to obtain patents                                         (24,797)          (17,901)
     Increase in receivable from CVDI                                        (112,740)         (395,317)
     Payments for purchase of property and equipment                         (179,165)         (385,021)
                                                                           ----------          ---------
            Net cash provided by (used in) investing activities              (316,702)         (798,239)
                                                                           ----------          ---------

            Net increase (decrease) in cash and cash equivalents              134,629          (151,052)

Cash and cash equivalents at beginning of year                                851,647         1,002,699
                                                                           ----------          ---------

Cash and cash equivalents at end of year                                    $ 986,276         $ 851,647
                                                                           ===========       ===========

   The accompanying notes are in integral part of these financial statements.

COEUR LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION

       Coeur Laboratories, Inc. (the "Company" or "Coeur"), a wholly-owned subsidiary of Cardiovascular Diagnostics, Inc. ("CVDI"), is a North Carolina corporation that manufactures and sells a line of disposable power injection syringes used for cardiology and radiology procedures, as well as a line of manifolds used in custom angiographic procedure kits. CVDI, the parent company of Coeur, is a wholly-owned subsidiary of Pharmanetics, Inc., which was incorporated in July 1998. The Company was acquired by CVDI on October 31, 1993 in a purchase transaction.

       BASIS OF PRESENTATION

       As permitted under generally accepted accounting principles, the accompanying financial statements have been prepared using the historical costs of Coeur, prior to its acquisition by CVDI, and do not reflect CVDI's cost basis in the assets and liabilities of Coeur. The excess of the cost over fair value of net assets acquired (i.e., goodwill) has not been "pushed down" to Coeur and is not reflected in the accompanying financial statements.

       CASH EQUIVALENTS

       The Company considers all highly liquid investments with a maturity of three months or less at acquisition to be cash equivalents.

       INVENTORIES

       Inventories are stated at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements, or the term of the facility lease.

       Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition, the cost and related accumulated depreciation of property and equipment are removed from the accounts and any resulting gain or loss is reflected in operations.

       PATENTS

       The costs associated with obtaining patents are capitalized and amortized, commencing on the patent issuance dates, using the straight-line method over the estimated useful lives. Periods of amortization are evaluated periodically to determine whether events and circumstances warrant revised estimates of useful lives.

COEUR LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       REVENUE RECOGNITION

       Revenue from the sale of products is recorded at the time title passes, which is generally when the goods are shipped.

       INCOME TAXES

       The federal income tax expense recognized in the accompanying financial statements has been determined on the "separate return" method of income tax allocation.

       Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

       COMPREHENSIVE INCOME

       On January 1, 1998 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income." SFAS No. 130 requires the Company to display an amount representing comprehensive income. For the years ended December 31, 1998 and 1997 there were no items of other comprehensive income, therefore comprehensive income is equal to net income for these years.

       USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  2.   INVENTORIES

       Inventories at December 31, 1998 and 1997 consist of the following:


                                                  1998              1997
                                             ----------------  ----------------
Raw materials                                      $ 528,664         $ 480,715
Finished goods                                        53,805           263,972
                                             ----------------  ----------------
                                                   $ 582,469         $ 744,687
                                             ================  ================

COEUR LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  3.   PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 1998 and 1997 consists of the following:

                                                  1998              1997
                                             ----------------  ----------------
Molds and equipment                                2,415,552         2,274,180
Furniture, fixtures and equipment                    289,303           280,538
Leasehold improvements                               575,667           546,641
                                             ----------------  ----------------
                                                   3,280,522         3,101,359
Less accumulated depreciation                      2,143,468         1,926,180
                                             ----------------  ----------------
                                                   1,137,054         1,175,179
                                             ================  ================


  4.   LEASES

       The Company leased its office space under a noncancelable operating lease agreement that expired in December 1997. Beginning in January 1998, CVDI leases the office space and subleases a portion of it to the Company for approximately $114,000 annually. In addition, the Company leases certain equipment under various operating lease agreements. Rent expense for operating leases totaled $103,394 and $121,424 for the years ended December 31, 1998 and 1997, respectively.

       Future minimum lease payments as of December 31, 1998 are as follows:

         1999                                                       16,020
         2000                                                       16,020
         2001                                                       16,020
         2002                                                       16,020
         2003                                                       12,015
                                                           ----------------
                                                                    76,095
                                                           ================

  5.   SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

       Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its temporary cash in federally insured depository institutions. Concentrations of credit risk with respect to trade receivables exist due to the Company's small customer base. Ongoing credit evaluations of customers' financial condition are performed and generally no collateral is required. The Company establishes reserves for expected credit losses and such losses, in the aggregate, have not exceeded management's expectations.

COEUR LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       During the years ended December 31, 1998 and 1997 there were sales to two customers that exceeded 10% of net sales. Sales to these customers were as follows:

                                               Percentage of     Percentage of
                                                 Net Sales          Net Sales
                                                  in 1998            in 1997
                                              -----------------  ---------------
         Customer A                                 46%                49%
         Customer B                                 32%                29%

       Customer A comprised 67% and 57% of the trade accounts receivable balance at December 31, 1998 and 1997, respectively. In addition, Customer B comprised 26% and 33% of the trade accounts receivable balance at December 31, 1998 and 1997, respectively.


       The Company generated revenue from export sales for the years ended December 31, 1998 and 1997 as follows:


                                                 1998               1997
                                           -----------------  -----------------
         United Kingdom                           $ 601,045          $ 769,942
         Germany                                     85,425            233,817
         Other foreign sales                        301,477            249,487
                                           -----------------  -----------------
                                                  $ 987,947        $ 1,253,246
                                           -----------------  -----------------


  6.   INCOME TAXES


       The components of the net deferred tax assets as of December 31, 1998 and 1997 are as follows:

                                                            1998               1997
                                                      -----------------  -----------------
         Net operating loss carryforward ("NOL")          $ 396,000         $ 456,000
         Other                                                4,000            15,000
         Valuation                                         (400,000)         (471,000)
                                                      -----------------  -----------------
                                                          $      -          $       -
                                                      =================  =================

COEUR LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Income tax expense for the year ended December 31, 1998 consists of $46,042 in current federal taxes and $135,547 in current state taxes. Income tax expense for the year ended December 31, 1997 consists of $192,365 in current federal taxes and $82,083 in current state taxes. The Company's effective rate differs from the statutory rate primarily as the result of the utilization of NOL's of $71,000 and $84,000 during the years ended December 31, 1998 and 1997, respectively.

       At December 31, 1998 and 1997, the Company had approximately $1,165,000 and $1,340,000, respectively, of net operating losses to offset future federal income taxes. These carryforwards will expire in 2002 through 2005 if not utilized.

       The Company files a separate North Carolina income tax return and is included in CVDI's consolidated federal income tax return. Due to the Company's Section 382 limitation on utilization of its net operating losses (see below), management has determined that a valuation allowance equal to the amount of net deferred assets is required.

       As a result of the acquisition by CVDI in 1993, the Company experienced a change of ownership as defined by the Internal Revenue Code Section 382. Consequently, utilization of its net operating loss carryforwards will be subject to an annual limitation of approximately $175,000. Furthermore, the utilization of the Company's losses is subject to limitation based upon the Company's ability to generate income as a separate company.

       During the years ended December 31, 1998 and 1997 the Company paid approximately $68,000 and $57,000 in cash for income taxes.

  7.   RELATED PARTY TRANSACTIONS

       The Company and CVDI share certain facilities and personnel. As a result, certain expenses such as rent, utilities, payroll, insurance and other general, selling and administrative expenses which are shared are typically billed by vendors to either the Company or CVDI on a single bill. Management allocates these expenses based on its best estimate of the benefits realized by each entity. In addition, the Company and CVDI provide each other with non-interest-bearing advances of cash, which are payable on demand, to fund on-going operations. During the years ended December 31, 1998 and 1997, the Company billed CVDI $331,982 and $626,335, respectively, for expenses paid on behalf of CVDI and cash advances made to CVDI. During the years ended December 31, 1998 and 1997, CVDI billed the Company $219,242 and $129,018, respectively, for expenses paid on behalf of the Company.

  8.   CONTINGENCIES

       The Company is subject to certain legal proceedings and claims arising in the ordinary course of business. It is management's opinion that the disposition of these matters will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

--------------------------------------------------------------------------------
                               COEUR LABORATORIES
                                 BALANCE SHEET
                                  MAY 31, 1999
                                  (UNAUDITED)
--------------------------------------------------------------------------------


Cash & Investment                       $1,384,000
Accounts Receivable                      1,017,000
Inventories                                673,000
Other Current Assets                        25,000
                                      ------------
 Total Current Assets                    3,099,000


Property and Equipment, Net              1,102,000
Other Non-Current Assets                   111,000

                                      ------------
 Total Assets                           $4,312,000
                                      ============


Accouts Payable & accrued expenses         125,000
                                      ------------
 Total Current Liabilities                 125,000

LTD and lease obligations                        0
                                      ------------
 Total Liabilities                         125,000

Shareholder's Equity                     4,187,000
                                      ------------
 Total Liabilities and Shareholder
   Equity                             $  4,312,000
                                      ------------

--------------------------------------------------------------------------------
                               COEUR LABORATORIES
                              YTD INCOME STATEMENT
                                  MAY 31, 1999
                                  (UNAUDITED)
--------------------------------------------------------------------------------


Net sales                               $1,723,000

Cost of sales                            1,331,000

                                      ------------
 Gross profit                              392,000

Selling, general and administrative
expenses                                   224,000
                                      ------------

 Income from operations                    168,000

Interest Income                             21,000
                                      ------------

 Income before provision for income
 taxes                                     189,000

Provision for income taxes                  17,000
                                      ------------

 Net Income                               $172,000
                                      ============

SCHEDULE 3.7
ABSENCE OF UNDISCLOSED LIABILITIES

Corrective work as disclosed in Schedule 5.7

SCHEDULE 3.8
ABSENCE OF CERTAIN CHANGES

None other than corrective work disclosed in Schedule 5.7

SCHEDULE 3.10.1
OWNED PROPERTIES

Assets listed on Schedule 1.1.1(a) and Schedule 1.1.1(b)

SCHEDULE 3.10.2
LEASES

The Company uses facility space of Cardiovascular Diagnostics, Inc. under an oral lease and incurs an expense allocation for use of this facility space.

SCHEDULE 3.11
TRADEMARKS, TRADE NAMES AND OTHER INTELLECTUAL PROPERTY

--------------------------------------------------------------------------------
                   COEUR LABORATORIES, INC. - PATENT PORTFOLIO
--------------------------------------------------------------------------------

(1)      U.S. PATENT 5,007,904      ISSUED: APRIL 16, 1991

INVENTORS:        LARRY L. DENSMORE AND THOMAS A. LINDNER

ATTY. REF.:       2769-010

TITLE:   "PLUNGER FOR POWER INJECTOR ANGIOGRAPHIC
         SYRINGE, AND SYRINGE COMPRISING SAME"

--------------------------------------------------------------------------------
(2)      U.S. PATENT 4,911,695              ISSUED: MARCH 27, 1990

INVENTORS:        THOMAS A. LINDNER

ATTY. REF.:       2769-011

TITLE:   "PLUNGER FOR POWER-DRIVEN ANGIOGRAPHIC SYRINGE, AND
         SYRINGE AND POWER INJECTOR SYSTEM UTILIZING SAME"

--------------------------------------------------------------------------------
(3)      U.S. PATENT APPLICATION NO. 08/916,369      ALLOWED: WILL ISSUE IN NEXT
 2 MONTHS.

INVENTORS:        MICHAEL TRULL     FILED: AUGUST 22, 1997

ATTY. REF.:       2769-130

TITLE:   "FRONT-LOAD ANGIOGRAPHIC INJECTOR SYSTEM, ANGIOGRAPHIC SYRINGE AND
          PLUNGER FOR ANGIOGRAPHIC SYRINGE"

--------------------------------------------------------------------------------
(4)      U.S. PATENT APPLICATION NO. 09/096,442               PENDING

INVENTORS:        MICHAEL TRULL AND RICHARD L. ABBOTTFILED: JUNE 11, 1998

ATTY. REF.:       2769-131

TITLE:   "ANGIOGRAPHIC SYRINGE ADAPTER FOR FRONT-LOAD ANGIOGRAPHIC INJECTOR"

--------------------------------------------------------------------------------

(5)      INTERNATIONAL PATENT APPLICATION NO. PCT/US98/17374  PENDING

APPLICANT:        COEUR LABORATORIES, INC.           FILED: AUGUST 21, 1998

ATTY. REF.:       2769-131PCT            MUST BE FILED ABROAD FEBRUARY 22, 2000

TITLE:   "ANGIOGRAPHIC INJECTION SYRINGE AND FRONT-LOAD INJECTOR ADAPTER"
--------------------------------------------------------------------------------

(6)      DESIGN PATENT NO.  320,276

APPLICANT:        COEUR LABORATORIES, INC.           FILED: SEPTEMBER 24, 1991

ATTY. REF.:       2769-112

DESIGN:           "SYRINGE FOR ADMINISTRATION OF CONTRAST MEDIA"

--------------------------------------------------------------------------------
(7)      DESIGN PATENT NO. 321,053

APPLICANT:        COEUR LABORATORIES, INC.           FILED: OCTOBER 22, 1991

ATTY. REF.:       2769-107

DESIGN:           "INJECTOR DEVICE"

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 COEUR LABORATORIES, INC. - TRADEMARK PORTFOLIO
--------------------------------------------------------------------------------

(8)      TRADEMARK REGISTRATION NO. 1,608,126        ISSUED:  JULY 31, 1990
         MARK:  "COEUR" AND DESIGN
         REGISTRANT:  COEUR LABORATORIES, INC.

SCHEDULE 3.12
CONTRACTS

b) OEM Purchase Agreement By and Between Coeur Laboratories, Inc. and Liebel Flarsheim Company
c) Manufacturing Agreement By and Between Coeur Laboratories, Inc. and E-Z-EM, Inc.

SCHEDULE 3.13
STATUS

None

SCHEDULE 3.14.1(B)
BENEFIT PLANS & POLICIES


1) Medical Plan. Coverage provided by Blue Cross/Blue Shield of North Carolina, Inc.
2)  Dental Plan.  Coverage provided by The Guardian Life Insurance Group
3) Short and Long-Term Disability and Life Insurance Plan. Coverage provided by Unum Life Insurance Company of America
4)  401(k) Plan.  Administered by the Principal Financial Group.
5)  Vacation and Holidays
6)  Flexible Spending Accounts.  Administered by Professional Benefits Planning
    Inc.
7)  Pre-Approved Educational Assistance

SCHEDULE 3.15
LABOR RELATIONS

None

SCHEDULE 3.16
LITIGATION

None

SCHEDULE 3.17
COMPLIANCE WITH LAWS

None

SCHEDULE 3.17.2
PERMITS AND REGULATORY APPROVALS

10) Food and Drug Administration Registrations

    a)  Facility Registration.
    b)  Device Listing

11) Premarket Notifications

    a)  K971712   Coeur 130ml Angiographic Syringe Regulatory Class II
    b)  K960965   Front Load Injector Turret & 200ml Front Load Syringe
                   Regulatory Class II
    c)  K965214   Coeur Front Load Injector Retrofit Regulatory Class II
    d)  K823920/A Coeurlock Sterile Disposable Angiographic Syringe Regulatory
                   Class II
    e)  K873173   Medrad MRI Injection Systems Regulatory Class II
    f)  K954082   Injector Turret
    g)  K885138   Capillary Tube, Blood Collection Regulatory Class II
    h)  K890292   PCA-10, 10cc Disposable Angiography Control Syringe
                   Class II
    i)  K873597   Tubing Polyethylene Regulatory Class II
    j)  K874579   Coeur Control Syringe Regulatory Class II
    k)  K854960   Disposable Manifold Regulatory Class II
    l)  K942381   Low Pressure Injection Tubing, Coil Line, Extension Regulatory
                   Class II

SCHEDULE 3.17.5
OSHA

None

SCHEDULE 3.18.1
PRODUCTS, SERVICES AND WARRANTIES

1)  Coeur's Product Return Policy:

Coeur grants credit for pre-approved returns of standard catalog items provided the return is accompanied by a Return Goods Authorization number, the reason is given, and the merchandise is returned, unused, in the original carton, suitable for resale. All returns, except those caused by Coeur error, will be subject to a 20% restocking charge.

Coeur will not accept the return of any items which have not been authorized for return or which have been in the customer's possession for over three (3) months.

2) Warranties as disclosed in : (a) the OEM Purchase Agreement By and Between Coeur Laboratories, Inc. and Liebel Flarsheim Company and (b) the Manufacturing Agreement By and Between Coeur Laboratories, Inc. and E-Z-EM, Inc.

SCHEDULE 3.18.2
CUSTOMERS AND SUPPLIERS

None

SCHEDULE 3.20
ABSENCE OF VIOLATIONS OR CONFLICTS

None

SCHEDULE 3.21
GOVERNMENTAL CONSENTS

None

SCHEDULE 3.23
TRANSACTIONS WITH AFFILIATES

None

SCHEDULE 5.6
TRANSITION SERVICES

All non-personnel services are to be paid within 30 days of Seller's invoice accompanied by a copy of the bills referenced below. Personnel charges related to accounting, customer service, engineering, and quality will be due on the 15th and 30th of each month. Personnel charges related to warehouse and documentation personnel will be due each Thursday of the month. Personnel charges related to warehouse and documentation personnel will be due each Thursday of the month.

I. Utilities
   ---------
30.44% of each monthly Carolina Power & Light bill during each month of sublease

II. Building Maintenance
    --------------------
HVAC and compressor maintenance and cleaning contract - 30.44% of each monthly bill during each month of sublease. Non routine maintenance that benefit both Seller and New Owner will be prorated 30.44% to New Owner.
Consent of New Owner will be obtained before the expenditure.

III. Personnel
     ---------
Unless otherwise noted below, during the term of the sublease or until notified by the New Owner (if earlier) that an individual's services are no longer required (provided New Owner gives Seller 30 days notice) the following personnel charges shall be billed:

         Warehouse Personnel - One headcount at $2,973 per month plus 50% of any actual overtime.

         Accounting Personnel - Kandy Foster at $3,818 per month.

         Customer Service Personnel - Claire Kirven at $1,655 per month.

         Engineering personnel - Richard Abbott at $5,157 per month (services not to exceed six months).

         Documentation Control Personnel - One headcount at $2,859 per month.

         Quality Manager - Mike Noll at $2,938 per month for 45 days.

After nine months, the charges for warehouse, accounting, customer service and documentation control personnel shall increase to their actual salary and benefits + 15%.

Monthly billings for personnel will be adjusted January 1, 2000 for wage and salary adjustments made in the normal course of business.

SCHEDULE 5.7
CORRECTIVE WORK


See attached

                                                                          ASSOCIATED
  LOT        NUMBER                                         DIRECT LABOR    SALES
  NUMBER      OF            LOT DEPOSITION                  AND MATERIAL    PRICE
             CASES                                            COST

 70398761      84     Replace with new product                 $8,697        $20,958

 70398762      42     Replace with new product                 $4,348        $10,479

 70998764      101    Rework or replace. To be determined                    $25,200
                        Rework cost                            $6,033
                        Replacement cost                      $10,457

 71298763      168    Rework or replace. To be determined                    $41,916
                        Rework cost                            $9,376
                        Replacement cost                      $17,394

 70299762      168    Replace with new product                $17,394        $41,916

SCHEDULE 7.4
AGREEMENTS NOT TO COMPETE


                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT
                  --------------------------------------------

         THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT is entered into to be effective for all purposes the 15th day of June, 1999, by and between COEUR LABORATORIES, INC., a North Carolina corporation (the "Company"), in favor of COEUR ACQUISITION L.L.C., a Delaware limited liability company, and its successors and assigns (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company has been engaged in business as a manufacturer and seller of a line of disposable power injection syringes used for cardiology and radiology procedures and a line of manifolds used in custom angiographic procedure kits (the "Business"); and

         WHEREAS, simultaneous with the execution of this Agreement, the Buyer acquired all of the assets of the Company (the "Acquisition"); and

         WHEREAS, the Acquisition was effected pursuant to the provisions of that certain Asset Purchase Agreement dated as of June 15, 1999, by and among the Company and the Buyer (the "Asset Purchase Agreement") and the Company is obligated to execute and deliver this Agreement as a condition precedent to the closing of the Acquisition.

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement and in consideration of the covenants contained herein, the Company agrees as follows:

         1.   Restrictive Covenants.
              ----------------------

                           (a) NonDisclosure; Customers; Non-Solicitation.
                               -------------------------------------------

                           (i) Nondisclosure. The Company acknowledges that it has trade secrets, marketing, operating and strategic plans, customer and supplier lists, proprietary information and other confidential or specialized data and/or information relative to the Business, whether now existing or to be developed or created after the Closing Date (collectively, "Trade Secrets"). The Company covenants and agrees that it shall at all times after the date hereof hold in strictest confidence any and all Trade Secrets concerning or related to the products, services, processes, businesses, suppliers and customers of the Business. The Company covenants and agrees that neither it nor any entity controlled by him will for any reason, directly or indirectly, for himself or for the benefit of any other entity, use, copy, divulge or otherwise disseminate or disclose any of the Trade Secrets relating to the Business; provided, that the Company may disclose Trade Secrets pursuant to an order by a court of competent jurisdiction, provided, further, that the Company shall give the Buyer notice of such order and any court pleading requesting such disclosure, in order to provide the Buyer with an opportunity to prevent such disclosure or procure an appropriate protective order.

                           (ii) Customers. The Company acknowledges that customers and customer accounts of the Business will at all times be the sole and separate property of the Buyer, and all activities of or work performed for or on behalf of the Company was and will be performed solely for the benefit of the Company and the goodwill resulting from such efforts is and at all times will be the sole and separate property of the Buyer.

                           (iii) Non-Solicitation; Non-Hire. The Company agrees that from the date of this Agreement and continuing for a period of three (3) years from the date of this Agreement (the "Restricted Period"), neither it nor any person or enterprise controlled by or affiliated with it will solicit or, without the Buyer's prior written consent, for employment or any other reason any person who was employed by the Seller, the Company or the Buyer at any time within one (1) year prior to the time of the act of solicitation. The Company agrees that from the date of this Agreement and continuing for a period of one (1) year from the date of this Agreement (or, if shorter, the term of Buyer's Sublease of Seller's facility), neither it nor any person or enterprise controlled by or affiliated with it will hire, for employment or any other reason any person who was employed by the Seller, the Company or the Buyer at any time within one (1) year prior to the time of hire

                  (b) Non-Competition by Company. During the Restricted Period, the Company agrees that neither it nor any person or enterprise controlled by or affiliated with it will become a stockholder, director, officer, agent, employee or representative of or consultant to a corporation, or member of a partnership, or engage as a sole proprietor in any business, or act as a consultant to any of the foregoing or otherwise engage, directly or indirectly, in any enterprise which competes with the Business anywhere in the continental United States or the United Kingdom; provided, however, that the foregoing shall not prohibit the ownership of less than two percent (2%) of the outstanding shares of the stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market.

                  (c) Relief; Remedies.
                      -----------------

                       (i) Relief, Reformation; Severability. The parties agree that the covenants contained in this Section are separate and are reasonable in their scope and duration and may be enforced by specific performance or otherwise.

         The parties shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of the covenants herein. Notwithstanding the foregoing, in the event that a covenant included in this Section shall be deemed by any court to be unreasonably broad in any respect, the court which makes such finding shall modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

                       (ii) Remedies. The parties acknowledge that any breach of the restrictive covenants herein will cause irreparable harm to the other, and that such harm will be difficult if not impossible to ascertain. Therefore, if any action or proceeding is commenced by or on behalf of any party to enforce the provisions hereof, such party shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, and any damages arising therefrom including, without limitation, reasonable fees of its attorneys and their support staff and all other costs and expenses incurred by the other party in good faith in connection therewith without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude any party from any other remedy. Each party hereby waives the claim or defense to an action for equitable relief by the other that the other has an adequate remedy at law or has not been or is not being irreparably injured by such breach.

         2. Applicable Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         4. Consent to Jurisdiction. For those matters or disputes of any nature arising out of, connected with, related or incidental to this Agreement, the parties hereto hereby irrevocably submit themselves to the exclusive jurisdiction of the courts of the State of North Carolina located in Wake County, North Carolina and to the jurisdiction of the United States District Court for the Eastern District of North Carolina for the purpose of bringing any action that may be brought in connection with the provisions hereof. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such Persons by regular or certified mail to the address of such Person set forth herein or to any subsequent address to which notices shall be sent.

         5. Effect of Disputes. Notwithstanding the fact that there may from time to time be disputes among the parties concerning the terms and conditions hereof, the parties agree not to under any circumstances, disparage, criticize or denigrate the talents, skills, prospects, abilities, integrity or character of the other parties hereto, or such parties' management, directors, employees, agents or representatives (including those of the Buyer's affiliates). The Company further agrees that it will not, at any time after the date hereof and without the written consent of the Buyer, contact any past, present or prospective customer, supplier, employee or agent or representative of the Company, the Buyer or its respective predecessor(s) with the intent, purpose or effect of injuring the reputation, business or business relationships of the Company or the Buyer. The provisions of this Section shall survive the execution and termination hereof, irrespective of the reason for such termination.

         6. Notices. Any notice, request, demand and other communication which is required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, or if actually received by postage prepaid first class mail, private carrier, telegram or telephone facsimile transmission, to:


         If to the Buyer:           Coeur Acquisition, L.L.C.
                                    C/o Bison Investments, Inc.
                                    3225 South MacDill Avenue (#236)
                                    Tampa, Florida 33629

         with a copy to:            Elizabeth P. Francis, Esq.
                                    Trenam, Kemker et al
                                    450 Carillon Parkway, Suite 120
                                    St. Petersburg, FL 33716

         If to the
            Company:                Coeur Laboratories, Inc.
                                    5301 Departure Drive
                                    Raleigh, North Carolina

         with a copy to:            Larry Robbins, Esq.
                                    Wyrick Robbins et al
                                    4101 Lake Boone Trail
                                    Suite 300
                                    Raleigh, North Carolina 27607

         or, as to any party, to such other address as such party shall have specified by notice in writing to the other parties.

       7. Waiver of Breach. The failure of a party at any time to require performance by the other of any provision expressed herein shall in no way affect such party's right thereafter to enforce such provision. Furthermore, a waiver by a party of a breach of any provision hereof by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

       8. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Any prior statements, negotiations, representations, understandings, proposals or agreements relating to the subject matter hereof shall be deemed to be merged into this Agreement, and to the extent inconsistent herewith shall be deemed to be of no force or effect. No alteration, amendment or modification of any of the terms or provisions hereof shall be valid unless made pursuant to an instrument in writing signed by the parties hereto. This Agreement shall terminate on the fifth anniversary of the date hereof; provided, however, that such termination shall not result in any right of the Company to reveal any trade secret or disclose any confidentiality, or affect in any way the Buyer's free and clear title to all trade secrets and other intellectual property purchased in connection with the Acquisition.

       IN WITNESS WHEREOF, the Company has executed this Agreement Not to Compete as of the day and year first above written.


                                                     By: John Funkhouser
                                                        ------------------------
                                                     Its: President
                                                        ------------------------


                                                     "Company"

                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT
                  --------------------------------------------

         THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT is entered into to be effective for all purposes the 15th day of June, 1999, by and between CARDIOVASCULAR DIAGNOSTICS, INC., a North Carolina corporation (the "Company"), in favor of COEUR ACQUISITION L.L.C., a Delaware limited liability company, and its successors and assigns (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Coeur Laboratories, Inc. ("Coeur"), a wholly owned subsidiary of the Company, has been engaged in business as a manufacturer and seller of a line of disposable power injection syringes used for cardiology and radiology procedures and a line of manifolds used in custom angiographic procedure kits (the "Business"); and

         WHEREAS, simultaneous with the execution of this Agreement, the Buyer acquired all of the assets of Coeur (the "Acquisition"); and

         WHEREAS, the Acquisition was effected pursuant to the provisions of that certain Asset Purchase Agreement dated as of June 15, 1999, by and among Coeur and the Buyer (the "Asset Purchase Agreement") and the Company is obligated to execute and deliver this Agreement as a condition precedent to the closing of the Acquisition.

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement and in consideration of the covenants contained herein, the Company agrees as follows:

         1.   Restrictive Covenants.
              ----------------------

                       (a) NonDisclosure; Customers; Non-Solicitation.
                           -------------------------------------------

                       (i) Nondisclosure. The Company acknowledges that it has trade secrets, marketing, operating and strategic plans, customer and supplier lists, proprietary information and other confidential or specialized data and/or information relative to the Business, whether now existing or to be developed or created after the Closing Date (collectively, "Trade Secrets"). The Company covenants and agrees that it shall at all times after the date hereof hold in strictest confidence any and all Trade Secrets concerning or related to the products, services, processes, businesses, suppliers and customers of the Business. The Company covenants and agrees that neither it nor any entity controlled by him will for any reason, directly or indirectly, for himself or for the benefit of any other entity, use, copy, divulge or otherwise disseminate or disclose any of the Trade Secrets relating to the Business; provided, that the Company may disclose Trade Secrets pursuant to an order by a court of competent jurisdiction, provided, further, that the Company shall give the Buyer notice of such order and any court pleading requesting such disclosure, in order to provide the Buyer with an opportunity to prevent such disclosure or procure an appropriate protective order.

                       (ii) Customers. The Company acknowledges that customers and customer accounts of the Business will at all times be the sole and separate property of the Buyer, and all activities of or work performed for or on behalf of the Company was and will be performed solely for the benefit of the Company and the goodwill resulting from such efforts is and at all times will be the sole and separate property of the Buyer.

                       (iii) Non-Solicitation; Non-Hire. The Company agrees that from the date of this Agreement and continuing for a period of three
         (3) years from the date of this Agreement (the "Restricted Period"), neither it nor any person or enterprise controlled by or affiliated with it will solicit or, without the Buyer's prior written consent, for employment or any other reason any person who was employed by Coeur or the Buyer at any time within one (1) year prior to the time of the act of solicitation. The Company agrees that from the date of this Agreement and continuing for a period of one (1) year from the date of this Agreement (or, if shorter, the term of Buyer's Sublease of Coeur's facility), neither it nor any person or enterprise controlled by or affiliated with it will hire, for employment or any other reason any person who was employed by Coeur or the Buyer at any time within one
         (1) year prior to the time of hire

                  (b) Non-Competition by Company. During the Restricted Period, the Company agrees that neither it nor any person or enterprise controlled by or affiliated with it will become a stockholder, director, officer, agent, employee or representative of or consultant to a corporation, or member of a partnership, or engage as a sole proprietor in any business, or act as a consultant to any of the foregoing or otherwise engage, directly or indirectly, in any enterprise which competes with the Business anywhere in the continental United States or the United Kingdom; provided, however, that the foregoing shall not prohibit the ownership of less than two percent (2%) of the outstanding shares of the stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market.

                  (c) Relief; Remedies.
                      -----------------

                       (i) Relief, Reformation; Severability. The parties agree that the covenants contained in this Section are separate and are reasonable in their scope and duration and may be enforced by specific performance or otherwise. The parties shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of the covenants herein. Notwithstanding the foregoing, in the event that a covenant included in this Section shall be deemed by any court to be unreasonably broad in any respect, the court which makes such finding shall modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

                       (ii) Remedies. The parties acknowledge that any breach of the restrictive covenants herein will cause irreparable harm to the other, and that such harm will be difficult if not impossible to ascertain. Therefore, if any action or proceeding is commenced by or on behalf of any party to enforce the provisions hereof, such party shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, and any damages arising therefrom including, without limitation, reasonable fees of its attorneys and their support staff and all other costs and expenses incurred by the other party in good faith in connection therewith without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude any party from any other remedy. Each party hereby waives the claim or defense to an action for equitable relief by the other that the other has an adequate remedy at law or has not been or is not being irreparably injured by such breach.

         2. Applicable Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         4. Consent to Jurisdiction. For those matters or disputes of any nature arising out of, connected with, related or incidental to this Agreement, the parties hereto hereby irrevocably submit themselves to the exclusive jurisdiction of the courts of the State of North Carolina located in Wake County, North Carolina and to the jurisdiction of the United States District Court for the Eastern District of North Carolina for the purpose of bringing any action that may be brought in connection with the provisions hereof. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such Persons by regular or certified mail to the address of such Person set forth herein or to any subsequent address to which notices shall be sent.

         5. Effect of Disputes. Notwithstanding the fact that there may from time to time be disputes among the parties concerning the terms and conditions hereof, the parties agree not to under any circumstances, disparage, criticize or denigrate the talents, skills, prospects, abilities, integrity or character of the other parties hereto, or such parties' management, directors, employees, agents or representatives (including those of the Buyer's affiliates). The Company further agrees that it will not, at any time after the date hereof and without the written consent of the Buyer, contact any past, present or prospective customer, supplier, employee or agent or representative of Coeur, the Buyer or its respective predecessor(s) with the intent, purpose or effect of injuring the reputation, business or business relationships of Coeur or the Buyer. The provisions of this Section shall survive the execution and termination hereof, irrespective of the reason for such termination.

         6. Notices. Any notice, request, demand and other communication which is required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, or if actually received by postage prepaid first class mail, private carrier, telegram or telephone facsimile transmission, to:


         If to the Buyer:            Coeur Acquisition, L.L.C.
                                     C/o Bison Investments, Inc.
                                     3225 South MacDill Avenue (#236)
                                     Tampa, Florida 33629

         with a copy to:             Elizabeth P. Francis, Esq.
                                     Trenam, Kemker et al
                                     450 Carillon Parkway, Suite 120
                                     St. Petersburg, FL 33716

         If to the
            Company:                 Cardiovascular Diagnostics, Inc.
                                     5301 Departure Drive
                                     Raleigh, North Carolina

         with a copy to:             Larry Robbins, Esq.
                                     Wyrick Robbins et al
                                     4101 Lake Boone Trail
                                     Suite 300
                                     Raleigh, North Carolina 27607

         or, as to any party, to such other address as such party shall have specified by notice in writing to the other parties.

       7. Waiver of Breach. The failure of a party at any time to require performance by the other of any provision expressed herein shall in no way affect such party's right thereafter to enforce such provision. Furthermore, a waiver by a party of a breach of any provision hereof by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

       8. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Any prior statements, negotiations, representations, understandings, proposals or agreements relating to the subject matter hereof shall be deemed to be merged into this Agreement, and to the extent inconsistent herewith shall be deemed to be of no force or effect. No alteration, amendment or modification of any of the terms or provisions hereof shall be valid unless made pursuant to an instrument in writing signed by the parties hereto. This Agreement shall terminate on the fifth anniversary of the date hereof; provided, however, that such termination shall not result in any right of the Company to reveal any trade secret or disclose any confidentiality, or affect in any way the Buyer's free and clear title to all trade secrets and other intellectual property purchased in connection with the Acquisition.

         IN WITNESS WHEREOF, the Company has executed this Agreement Not to Compete as of the day and year first above written.


                                         CARDIOVASCULAR DIAGNOSTICS, INC.


                                           By: John Funkhouser
                                              ----------------------------
                                           Its: President


                                           "Company"

                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT
                  --------------------------------------------

         THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT is entered into to be effective for all purposes the 15th day of June, 1999, by and between PHARMANETICS, INC., a North Carolina corporation (the "Company"), in favor of COEUR ACQUISITION L.L.C., a Delaware limited liability company, and its successors and assigns (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Coeur Laboratories, Inc. ("Coeur"), a indirect subsidiary of the Company, has been engaged in business as a manufacturer and seller of a line of disposable power injection syringes used for cardiology and radiology procedures and a line of manifolds used in custom angiographic procedure kits (the "Business"); and

         WHEREAS, simultaneous with the execution of this Agreement, the Buyer acquired all of the assets of Coeur (the "Acquisition"); and

         WHEREAS, the Acquisition was effected pursuant to the provisions of that certain Asset Purchase Agreement dated as of June 15, 1999, by and among Coeur and the Buyer (the "Asset Purchase Agreement") and the Company is obligated to execute and deliver this Agreement as a condition precedent to the closing of the Acquisition.

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement and in consideration of the covenants contained herein, the Company agrees as follows:

         1.   Restrictive Covenants.
              ----------------------

                       (a) NonDisclosure; Customers; Non-Solicitation.
                           -------------------------------------------

                       (i) Nondisclosure. The Company acknowledges that it has trade secrets, marketing, operating and strategic plans, customer and supplier lists, proprietary information and other confidential or specialized data and/or information relative to the Business, whether now existing or to be developed or created after the Closing Date (collectively, "Trade Secrets"). The Company covenants and agrees that it shall at all times after the date hereof hold in strictest confidence any and all Trade Secrets concerning or related to the products, services, processes, businesses, suppliers and customers of the Business. The Company covenants and agrees that neither it nor any entity controlled by him will for any reason, directly or indirectly, for himself or for the benefit of any other entity, use, copy, divulge or otherwise disseminate or disclose any of the Trade Secrets relating to the Business; provided, that the Company may disclose Trade Secrets pursuant to an order by a court of competent jurisdiction, provided, further, that the Company shall give the Buyer notice of such order and any court pleading requesting such disclosure, in order to provide the Buyer with an opportunity to prevent such disclosure or procure an appropriate protective order.

                       (ii) Customers. The Company acknowledges that customers and customer accounts of the Business will at all times be the sole and separate property of the Buyer, and all activities of or work performed for or on behalf of the Company was and will be performed solely for the benefit of the Company and the goodwill resulting from such efforts is and at all times will be the sole and separate property of the Buyer.

                       (iii) Non-Solicitation; Non-Hire. The Company agrees that from the date of this Agreement and continuing for a period of three
         (3) years from the date of this Agreement (the "Restricted Period"), neither it nor any person or enterprise controlled by or affiliated with it will solicit or, without the Buyer's prior written consent, for employment or any other reason any person who was employed by Coeur or the Buyer at any time within one (1) year prior to the time of the act of solicitation. The Company agrees that from the date of this Agreement and continuing for a period of one (1) year from the date of this Agreement (or, if shorter, the term of Buyer's Sublease of Coeur's facility), neither it nor any person or enterprise controlled by or affiliated with it will hire, for employment or any other reason any person who was employed by Coeur or the Buyer at any time within one
         (1) year prior to the time of hire

                  (b) Non-Competition by Company. During the Restricted Period, the Company agrees that neither it nor any person or enterprise controlled by or affiliated with it will become a stockholder, director, officer, agent, employee or representative of or consultant to a corporation, or member of a partnership, or engage as a sole proprietor in any business, or act as a consultant to any of the foregoing or otherwise engage, directly or indirectly, in any enterprise which competes with the Business anywhere in the continental United States or the United Kingdom; provided, however, that the foregoing shall not prohibit the ownership of less than two percent (2%) of the outstanding shares of the stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market.

                  (c) Relief; Remedies.
                      -----------------

                       (i) Relief, Reformation; Severability. The parties agree that the covenants contained in this Section are separate and are reasonable in their scope and duration and may be enforced by specific performance or otherwise. The parties shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of the covenants herein. Notwithstanding the foregoing, in the event that a covenant included in this Section shall be deemed by any court to be unreasonably broad in any respect, the court which makes such finding shall modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

                       (ii) Remedies. The parties acknowledge that any breach of the restrictive covenants herein will cause irreparable harm to the other, and that such harm will be difficult if not impossible to ascertain. Therefore, if any action or proceeding is commenced by or on behalf of any party to enforce the provisions hereof, such party shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, and any damages arising therefrom including, without limitation, reasonable fees of its attorneys and their support staff and all other costs and expenses incurred by the other party in good faith in connection therewith without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude any party from any other remedy. Each party hereby waives the claim or defense to an action for equitable relief by the other that the other has an adequate remedy at law or has not been or is not being irreparably injured by such breach.

         2. Applicable Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         4. Consent to Jurisdiction. For those matters or disputes of any nature arising out of, connected with, related or incidental to this Agreement, the parties hereto hereby irrevocably submit themselves to the exclusive jurisdiction of the courts of the State of North Carolina located in Wake County, North Carolina and to the jurisdiction of the United States District Court for the Eastern District of North Carolina for the purpose of bringing any action that may be brought in connection with the provisions hereof. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such Persons by regular or certified mail to the address of such Person set forth herein or to any subsequent address to which notices shall be sent.

         5. Effect of Disputes. Notwithstanding the fact that there may from time to time be disputes among the parties concerning the terms and conditions hereof, the parties agree not to under any circumstances, disparage, criticize or denigrate the talents, skills, prospects, abilities, integrity or character of the other parties hereto, or such parties' management, directors, employees, agents or representatives (including those of the Buyer's affiliates). The Company further agrees that it will not, at any time after the date hereof and without the written consent of the Buyer, contact any past, present or prospective customer, supplier, employee or agent or representative of Coeur, the Buyer or its respective predecessor(s) with the intent, purpose or effect of injuring the reputation, business or business relationships of Coeur or the Buyer. The provisions of this Section shall survive the execution and termination hereof, irrespective of the reason for such termination.

         6. Notices. Any notice, request, demand and other communication which is required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, or if actually received by postage prepaid first class mail, private carrier, telegram or telephone facsimile transmission, to:


         If to the Buyer:         Coeur Acquisition, L.L.C.
                                  C/o Bison Investments, Inc.
                                  3225 South MacDill Avenue (#236)
                                  Tampa, Florida 33629

         with a copy to:          Elizabeth P. Francis, Esq.
                                  Trenam, Kemker et al
                                  450 Carillon Parkway, Suite 120
                                  St. Petersburg, FL 33716

         If to the
         Company:                 Cardiovascular Diagnostics, Inc.
                                  5301 Departure Drive
                                  Raleigh, North Carolina

         with a copy to:          Larry Robbins, Esq.
                                  Wyrick Robbins et al
                                  4101 Lake Boone Trail
                                  Suite 300
                                  Raleigh, North Carolina 27607

         or, as to any party, to such other address as such party shall have specified by notice in writing to the other parties.

       7. Waiver of Breach. The failure of a party at any time to require performance by the other of any provision expressed herein shall in no way affect such party's right thereafter to enforce such provision. Furthermore, a waiver by a party of a breach of any provision hereof by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

       8. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Any prior statements, negotiations, representations, understandings, proposals or agreements relating to the subject matter hereof shall be deemed to be merged into this Agreement, and to the extent inconsistent herewith shall be deemed to be of no force or effect. No alteration, amendment or modification of any of the terms or provisions hereof shall be valid unless made pursuant to an instrument in writing signed by the parties hereto. This Agreement shall terminate on the fifth anniversary of the date hereof; provided, however, that such termination shall not result in any right of the Company to reveal any trade secret or disclose any confidentiality, or affect in any way the Buyer's free and clear title to all trade secrets and other intellectual property purchased in connection with the Acquisition.

         IN WITNESS WHEREOF, the Company has executed this Agreement Not to Compete as of the day and year first above written.


                                        PHARMANETICS, INC.


                                           By: John Funkhouser
                                              ----------------------------
                                           Its: President

                                           "Company"

                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT
                  --------------------------------------------

         THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT is entered into as of this 15th day of June, 1999, by and between JOHN FUNKHOUSER, a resident of the state of North Carolina, (the "Principal"), in favor of COEUR ACQUISITION L.L.C., a Delaware limited liability company, and its successors and assigns (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Principal was an officer and employee of Coeur Laboratories, Inc., a North Carolina corporation (the "Company"), which was engaged in business as a manufacturer and seller of a line of disposable power injection syringes used for cardiology and radiology procedures and a line of manifolds used in custom angiographic procedure kits (the "Business"); and

         WHEREAS, simultaneous with the execution of this Agreement, the Buyer acquired all of the assets of the Company (the "Acquisition"); and

         WHEREAS, the Acquisition was effected pursuant to the provisions of that certain Asset Purchase Agreement dated as of June 15, 1999 by and among the Company, its stockholders and the Purchaser (the "Asset Purchase Agreement") and under the Principal is obligated to execute and deliver this Agreement as a condition precedent to the closing of the Acquisition.

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement and in consideration of the covenants contained herein, the Principal agrees as follows:

         1.   Restrictive Covenants.
              ----------------------

                       (a) NonDisclosure; Customers; Non-Solicitation.
                           -------------------------------------------

                       (i) Nondisclosure. The Principal acknowledges that he has been entrusted with trade secrets, marketing, operating and strategic plans, customer and supplier lists, proprietary information and other confidential or specialized data and/or information relative to the Business, whether now existing or to be developed or created after the Closing Date (collectively, "Trade Secrets"). The Principal covenants and agrees that he shall at all times after the date hereof hold in strictest confidence any and all Trade Secrets that may have come or may come into his possession or within his knowledge concerning or related to the products, services, processes, businesses, suppliers and customers of the Business. The Principal covenants and agrees that neither he nor any entity controlled by him will for any reason, directly or indirectly, for himself or for the benefit of any other entity, use, copy, divulge or otherwise disseminate or disclose any of the Trade Secrets relating to the Business; provided, that the Principal may disclose Trade Secrets pursuant to an order by a court of competent jurisdiction, provided, further, that the Principal shall give the Buyer notice of such order and any court pleading requesting such disclosure, in order to provide the Buyer with an opportunity to prevent such disclosure or procure an appropriate protective order.

                       (ii) Customers. The Principal acknowledges that customers and customer accounts of the Business will at all times be the sole and separate property of the Buyer, and all activities of or work performed by the Principal for or on behalf of the Company was and will be performed solely for the benefit of the Company and the goodwill resulting from such efforts by the Principal is and at all times will be the sole and separate property of the Buyer.

                       (iii) Non-Solicitation; Non-Hire. The Principal agrees that from the date of this Agreement and continuing for a period of three (3) years from the date of this Agreement (the "Restricted Period"), neither he nor any person or enterprise controlled by him will solicit for employment or any other reason any person who was employed by the Seller, the Company or the Buyer at any time within one
         (1) year prior to the time of the act of solicitation. The Principal agrees that from the date of this Agreement and continuing for a period of one (1) year from the date of this Agreement (or, if shorter, the term of Buyer's Sublease of Seller's facility), neither he nor any person or enterprise controlled by him will, without the Purchaser's prior written consent, hire, for employment or any other reason any person who was employed by the Seller, the Company or the Buyer at any time within one (1) year prior to the time of the hire; provided, however that this sentence shall not prohibit the hire of any employee terminated by the Buyer after the date of such termination.

                  (b) Non-Competition by Principal. During the Restricted Period, the Principal agrees that neither he nor any person or enterprise controlled by him will become a stockholder, director, officer, agent, employee or representative of or consultant to a corporation, or member of a partnership, or engage as a sole proprietor in any business, or act as a consultant to any of the foregoing or otherwise engage, directly or indirectly, in any enterprise which competes with the Business anywhere in the continental United States or the United Kingdom; provided, however, that the foregoing shall not prohibit the ownership of less than two percent (2%) of the outstanding shares of the stock of any corporation engaged in any business, which shares are regularly traded on a national securities exchange or in any over-the-counter market.

                  (c) Relief; Remedies.
                      -----------------

                       (i) Relief, Reformation; Severability. The parties agree that the covenants contained in this Section are separate and are reasonable in their scope and duration and may be enforced by specific performance or otherwise. The parties shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of the covenants herein. Notwithstanding the foregoing, in the event that a covenant included in this Section shall be deemed by any court to be unreasonably broad in any respect, the court which makes such finding shall modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected by any such modification.

                       (ii) Remedies. The parties acknowledge that any breach of the restrictive covenants herein will cause irreparable harm to the other, and that such harm will be difficult if not impossible to ascertain. Therefore, if any action or proceeding is commenced by or on behalf of any party to enforce the provisions hereof, such party shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, and any damages arising therefrom including, without limitation, reasonable fees of its attorneys and their support staff and all other costs and expenses incurred by the other party in good faith in connection therewith without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude any party from any other remedy. Each party hereby waives the claim or defense to an action for equitable relief by the other that the other has an adequate remedy at law or has not been or is not being irreparably injured by such breach.

         2. Applicable Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         4. Consent to Jurisdiction. For those matters or disputes of any nature arising out of, connected with, related or incidental to this Agreement, the parties hereto hereby irrevocably submit themselves to the exclusive jurisdiction of the courts of the State of North Carolina located in Wake County, North Carolina and to the jurisdiction of the United States District Court for the Eastern District of North Carolina for the purpose of bringing any action that may be brought in connection with the provisions hereof. The parties hereto hereby individually agree that they shall not assert any claim that they are not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Service of process on any of the parties hereto with regard to any such action may be made by mailing the process to such Persons by regular or certified mail to the address of such Person set forth herein or to any subsequent address to which notices shall be sent.

         5. Effect of Disputes. Notwithstanding the fact that there may from time to time be disputes among the parties concerning the terms and conditions hereof, the parties agree not to under any circumstances, disparage, criticize or denigrate the talents, skills, prospects, abilities, integrity or character of the other parties hereto, or such parties' management, directors, employees, agents or representatives (including those of the Purchaser's affiliates). The Principal further agrees that he will not, at any time after the date hereof and without the written consent of the Buyer, contact any past, present or prospective customer, supplier, employee or agent or representative of the Company, the Buyer or its respective predecessor(s) with the intent, purpose or effect of injuring the reputation, business or business relationships of the Company or the Buyer. The provisions of this Section shall survive the execution and termination hereof, irrespective of the reason for such termination.

         6. Notices. Any notice, request, demand and other communication which is required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, or if actually received by postage prepaid first class mail, private carrier, telegram or telephone facsimile transmission, to:

         If to the Buyer:           Coeur Acquisition, L.L.C.
                                    C/o Bison Investments, Inc.
                                    3225 South MacDill Avenue (#236)
                                    Tampa, Florida 33629

         with a copy to:            Elizabeth P. Francis, Esq.
                                    Trenam, Kemker et al
                                    450 Carillon Parkway, Suite 120
                                    St. Petersburg, FL 33716


         If to the
         Principal:                 ____________________________
                                    ____________________________
                                    ____________________________

         with a copy to:            Larry Robbins, Esq.
                                    Wyrick Robbins et al
                                    4101 Lake Boone Trail
                                    Suite 300
                                    Raleigh, North Carolina 27607


         or, as to any party, to such other address as such party shall have specified by notice in writing to the other parties.

       7. Waiver of Breach. The failure of a party at any time to require performance by the other of any provision expressed herein shall in no way affect such party's right thereafter to enforce such provision. Furthermore, a waiver by a party of a breach of any provision hereof by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         8. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Any prior statements, negotiations, representations, understandings, proposals or agreements relating to the subject matter hereof shall be deemed to be merged into this Agreement, and to the extent inconsistent herewith shall be deemed to be of no force or effect. No alteration, amendment or modification of any of the terms or provisions hereof shall be valid unless made pursuant to an instrument in writing signed by the parties hereto. This Agreement shall terminate on the fifth anniversary of the date hereof; provided, however, that such termination shall not result in any right of the Principal to reveal any trade secret or disclose any confidentiality, or affect in any way the Buyer's free and clear title to all trade secrets and other intellectual property purchased in connection with the Acquisition.

         IN WITNESS WHEREOF, the Principal has executed this Agreement Not to Compete as of the day and year first above written.


                                              John Funkhouser
                                             -----------------------------------
                                             John Funkhouser


                                             "PRINCIPAL"

SCHEDULE 7.5
OPINION OF COUNSEL

June 15, 1999


Coeur Acquisition L.L.C.

Ladies and Gentlemen:

         We have acted as counsel for Pharmanetics, Inc., a North Carolina corporation ("Pharmanetics"), Cardiovascular Diagnostics, Inc., a North Carolina corporation ("CVDI") and Coeur Laboratories, Inc., a North Carolina corporation ("Coeur"), in connection with the acquisition by Coeur Acquisition L.L.C., a Delaware limited liability company ("Buyer"), of certain assets and the assumption by Buyer of certain liabilities of Coeur, pursuant to that certain Asset Purchase Agreement, dated effective as of June 15, 1999 (the "Agreement"), by and among Coeur, as Seller, and you, as Buyer. This opinion is rendered to you pursuant to Section 7.5 of the Agreement. Capitalized terms used herein without definition have the respective meanings specified in the Agreement. As used herein, the term "Transaction Documents" shall mean the Agreement, the guaranty delivered by Pharmanetics and CVDI, the Sublease delivered by you, CVDI and Highwoods Realty Limited Partnership, and the Bill of Sale and other assignments described in Schedule 2.2.1 of the Asset Purchase Agreement.

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Transaction Agreements, the corporate minute books and stock transfer records of Pharmanetics, CVDI and Coeur and such other certificates of public officials and officers of Pharmanetics, CVDI and Coeur, documents and questions of law as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth. In making such examination, we have assumed the genuineness of all signatures, the capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified copies or photocopies. As to certain matters of fact of which we have no or insufficient independent knowledge, we have also relied upon representations and certificates of officers of Pharmanetics, CVDI and Coeur, as well as upon the accuracy of recitals made in resolutions adopted by the Board of Directors of each of Pharmanetics, CVDI and Coeur and by the sole shareholder of Coeur.

         As used in this opinion, the expressions "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by Pharmanetics, CVDI and Coeur, and after inquiries of executive officers of Pharmanetics, CVDI and Coeur, but without any independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Pharmanetics, CVDI and Coeur solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Pharmanetics, CVDI and Coeur or the rendering of the opinion set forth below.

         For purposes of this opinion, we have assumed that you have all requisite power and authority and have taken all necessary action to execute and deliver the Agreement and to consummate the transactions contemplated thereby, we have assumed that the representations and warranties made in the Agreement and pursuant thereto are true and correct, and we do not render an opinion upon the application of any federal or state law or regulation to your power or authority.

         The opinions hereinafter expressed are subject to the following qualifications, as to which we render no opinion: (a) the effect of applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally; (b) the effect of rules of law governing specific performance, injunctive relief and other equitable remedies; (c) the compliance or noncompliance with applicable state and federal anti-fraud statutes, rules and regulations concerning the transfer of securities; and (d) the absence of fraud, duress or breach of fiduciary duty in the inducement or effectuation of the subject transactions (in this connection we affirm that we have no direct knowledge of the existence of same).

         We express no opinion as to the enforceability of any provisions in the subject documents: (i) relating to delay or omission of enforcement of remedies;
(ii) with respect to severability, exculpation and setoff rights; (iii) respecting indemnification rights which may be limited under applicable securities or other law; or (iv) purporting to restrict, limit, or prohibit competition or the alienation of property.

         We are members of the Bar of the State of North Carolina, and we express no opinion as to the laws of any jurisdictions other than the federal laws of the United States and the laws of the State of North Carolina.

         Based upon and subject to the foregoing, and subject to the disclosures contained in the Agreement and the exhibits and schedules thereto, we are of the opinion that:

         1. Pharmanetics, CVDI and Coeur are corporations duly incorporated and validly existing under the laws of the State of North Carolina with full corporate power and authority to enter into the Transaction Documents and to carry out and perform their respective obligations under the terms of the Transaction Documents.

         2. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Pharmanetics, CVDI and Coeur. The respective Transaction Documents have been duly executed and delivered by each of Pharmanetics, CVDI and Coeur and constitute the respective valid and binding obligations of each of Pharmanetics, CVDI and Coeur enforceable in accordance with their terms and conditions.

         3. The execution and delivery by Pharmanetics, CVDI and Coeur of the Transaction Documents and the performance by them of the transactions contemplated thereby will not:

                  (a) violate the North Carolina Business Corporation Act;

                  (b) conflict with, result in the breach of any provision of, or constitute a default under any of their respective articles or certificate of incorporation or bylaws; or

                  (c) to our knowledge, constitute a default under or cause a violation of any contract to which Pharmanetics, CVDI and Coeur is a party or bound or to which it or any of their properties is subject or bound ; or

                  (d) to our knowledge, constitute a violation of any permit, judgment or order decree to which Pharmanetics, CVDI and Coeur or any of their properties are subject or bound;

other than violations, conflicts, breaches or defaults, if any, that, either singly or in the aggregate, will not have or would not reasonably be likely to have a material adverse effect upon the financial condition of either Coeur, CVDI or Pharmanetics.

This opinion is solely for your benefit and may not be used, circulated, quoted or otherwise referred to for any purpose without our express written permission. This opinion is given as of the date hereof, and we undertake no obligation to update you in the future.

                                                       Very truly yours,

SCHEDULE 8.4
OPINION OF COUNSEL

June 15, 1999

Coeur Laboratories, Inc.
5301 Departure Drive
Raleigh, North Carolina

                  Re:      Coeur Laboratories, Inc.
                           --Purchase of Assets by Coeur Acquisition, L.L.C.

Gentlemen:

         We have acted as counsel to Coeur Acquisition, L.L.C., a Delaware limited liability company (the "Buyer") in connection with the purchase of certain assets of Coeur Laboratories, Inc. (the "Seller"). This opinion is delivered pursuant to the requirements of that certain Purchase Agreement between the Buyer and the Seller dated June 15, 1999 (the "Purchase Agreement"). In connection with this opinion, terms defined in the Purchase Agreement shall have the same meanings in this letter, unless indicated to the contrary.

         In rendering the opinions expressed below, we have relied, with your approval, as to certain factual matters that affect our opinions, solely on our examination of copies of the following documents and have made no independent verification of the facts asserted to be true and correct in those documents, including the factual representations and warranties contained in the Agreement, or any other document executed in connection therewith.

         In our capacity as counsel to the Buyer, we have examined the following documents:

                  1.     The Purchase Agreement

                  2. Assignment and Assumption executed by the Buyer and the Seller dated as of June 15, 1999 (the "Assignment").

                  3. Bill of Sale and Assignment executed by the Buyer and Seller as of June 15, 1999 (the "Bill of Sale").

                  4. Copy of the Certificate of Formation, as certified by the Secretary of State of Delaware on June 14, 1999.

                  5. A copy of the Operating Agreement of the Buyer, as certified by an officer of the Buyer as of June 15, 1999 as then being in effect.

         Documents 1 through 5 are referred to herein as the "Reviewed Documents". Documents 1 through 3 are referred to herein as the "Transaction Documents."

         We note that the Reviewed Documents do not constitute all of the documents utilized in connection with the transactions contemplated by the Agreement. The opinions expressed in this letter are based solely upon our review of the Reviewed Documents, as listed above, and any other documents specifically referred to by name in this letter as having been reviewed by us. We have not reviewed any other documents that are referred to in or incorporated by reference into any of such documents, and we express no opinion as to the legal implications of the relationship between such other documents and the transactions contemplated and/or evidenced by the Reviewed Documents with respect to the opinions expressed herein.

         In each place where the phrase "to our knowledge" or like references appears, our opinion is based on the actual current recollection of those persons in our firm who have given substantive attention to the transaction that is the subject of this opinion (Elizabeth P. Francis) and does not include constructive knowledge of matters or information. As to certain factual matters in connection with the preparation of this letter, our knowledge is based upon oral inquiries made of and certificates provided by the Buyer. The phrase, "to our knowledge" or like references contained herein do not imply that the firm or any member thereof has undertaken any independent investigation within the firm, with the Buyer or with any other persons to determine the existence or absence of any facts or circumstances, and no inference should be drawn merely from the firm's past and current representation of the Buyer. Stating that a matter is "to our knowledge" means only that the attorneys of the firm who have given substantive attention to the transaction do not have a current recollection of any fact or circumstances contradicting the statement and should not imply that the firm knows the statement is correct.

(i) Except as specifically stated in this letter, we express no opinion on the following matters:

 federal and state securities laws and regulations; Federal Reserve Board margin regulations; pension and employee benefit laws and regulations (e.g. ERISA); federal and state antitrust and unfair competition laws and regulations; federal and state laws and regulations concerning filing requirements (such as Hart-Scott-Rodino and Exon-Florio) other than requirements applicable to charter related documents; compliance with fiduciary duty requirements; local laws; federal and state laws and regulations concerning the priority or enforcement of the lien or security interest in real or personal property; fraudulent transfer laws; federal and state environmental laws and regulations; and federal and state land use and subdivision laws and regulations.

         For purposes of this letter, we have assumed, with your approval, the following:

(a) the legal capacity of each natural person; the legal existence of all parties to the transaction other than the Buyer; the power and authority of each person other than persons acting on behalf of the Buyer to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person; the authorization, execution and delivery by each person other than persons acting on behalf of the Buyer of each document executed and delivered or to be executed and delivered by such person; the legality, validity, binding effect and enforceability as to each person other than persons acting on behalf of the Buyer of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person; except as otherwise expressly opined upon herein, the payment of all required taxes and fees imposed upon the execution, filing or recording of documents; that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents; the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful and the representations and warranties set forth in the Purchase Agreement; the accuracy on the date of the opinion as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications; that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transaction; that the transaction complies with all tests of good faith, fairness and conscionability required by law; that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Purchase Agreement; that all statutes, judicial and administrative decisions and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published and in each case in a manner generally available to lawyers practicing in our judicial circuit; that other agreements related to the transaction will be enforced as written; that no action, discretionary or otherwise, will be taken by or on behalf of any party in the future that might result in a violation of law; that there are no other agreements or understandings among the parties that would modify the terms of the Purchase Agreement or the respective rights or obligations of the parties to those documents; that with respect to the Purchase Agreement and transactions contemplated thereby, there has been no mutual mistake of fact and there exists no fraud or duress; and the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult. We have not personally observed the execution and delivery by the applicable parties of the documents.

         We have engaged in such investigations of law as we have deemed necessary to render the opinions expressed in this letter. The opinions set forth below are based in part upon the Florida and federal authorities as they are currently compiled and reported on by customary reporting services. However, the Florida Legislature is presently in session. It is possible that legislation affecting the opinions expressed below might have been enacted into law in connection with the session. However, owing to the absence of any effective legislative reporting service, it is not possible for us to know with certainty as of the date of this letter whether such legislation has been passed into law. Nevertheless, nothing has come to our attention that any legislation has been enacted into law that would affect the transactions under the Purchase Agreement.

         We are qualified to practice law only in the State of Florida and we do not purport to be experts in the law of any state other than Florida. We express no opinion as to matters which may be governed by the substantive laws of any state other than Florida and United States federal law. Our opinions as to the Buyer are based solely upon the review of the documents referenced as above and a review of the Delaware Limited Liability Act. As to any document which by its terms or interpretation is to be governed by the laws of a state other than Florida, our opinions herein are rendered as if Florida law governed and as if the corporations or other entities were Florida corporations.

         This letter is provided to the Seller solely for the benefit of such party pursuant to the requirements of the Agreement and may not be relied upon, quoted in whole or in part, or used in any manner by any third party or used for any other purpose. The opinions expressed below are being rendered as of the date of this letter and we specifically disclaim any obligation to update such opinions in the future, regardless of the nature of any future developments or our knowledge thereof. Further, we express no opinion on the likelihood or effect of future conduct of any party, including without limitation performance by any party under the Purchase Agreement. No opinions other than those specifically set forth below are to be implied, and we specifically disclaim any opinions by inference or implication from those specified below.

         Based solely upon and in reliance on the documents and statements referred to above, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Buyer is a limited liability corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The Buyer has the full corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party.

         3. The execution, delivery and performance of the Buyer's obligations under the Transaction Documents have been duly authorized by all necessary action.

         4. The Transaction Documents have been duly executed and delivered by and on behalf of the Buyer.

         5. Subject to the qualifications in the following sentence, each Transaction Document is a valid and binding obligation of the Buyer enforceable in accordance with its terms. Our opinion concerning the validity, binding effect and enforceability means that: (a) such document constitutes an effective contract under applicable law, (b) such document is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense, and (c) subject to the remaining sentences of this paragraph, some remedy is available if the Buyer is in material default under any such document. This opinion does not mean that: (a) any particular remedy is available upon a material default, or (b) every provision of each such document will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of each such document may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (y) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

         6. The execution and delivery by the Buyer of the Transaction Documents and its performance of the transactions contemplated thereby will not violate any provision of the Delaware Limited Liability Act, conflict with, result in the breach of any provision of or termination of, or constitute a default under, its Certificate of Formation or Organizational Agreement, or, to our knowledge (without independent investigation), constitute a default under or violate any indenture, mortgage, deed of trust, joint venture agreement, debenture, warrant or other instrument or agreement affecting the Buyer which default would or would reasonably be likely to have a material adverse effect upon the financial condition of the Buyer, or constitute a violation of any order, judgment or decree to which the Buyer is a party, which violation would or would reasonably be likely to have a material adverse effect upon the financial condition of the Company.

         This opinion letter is rendered pursuant to your request, is intended solely for your benefit and can be relied on solely by you and only in connection with the closing under the Purchase Agreement. This opinion is not to be furnished, quoted, or referred to any other party, or used for any other purpose.

                                          Very truly yours,

                                          TRENAM, KEMKER, SCHARF, BARKIN,
                                          FRYE, O'NEILL & MULLIS, P.A.


                                          By:  Elizabeth P. Francis, Esquire
                                             ----------------------------------
                                               Elizabeth P. Francis, Esquire

SCHEDULE 9.1.4.5
OBSOLETE INVENTORY


Coeur Obsolete Inventory @ 5/31/99
(To be adjusted for any changes due to
physical inventory completed on June 14, 1999)


     Part#               Total
--------------------------------------
A202                     588.06
A207                     128.98
A210                      29.58
A211                     226.63
A230                      98.33
D305-0008              3,168.48
D305-1001              2,445.14
D853-0162              4,141.90
D854-0095                123.00
D854-0101                156.91
D854-0126                115.82
D854-0131                  1.52
D856-0212                 62.10
D856-0212                341.55
D856-0212                 31.05
D856-0909                  0.11
D856-0913                 26.10
D858-0131                950.26
D858-0156              1,036.45
D858-0211                779.15
D858-030                 204.48
D859-0003             12,555.00
D859-0003                100.00
D859-0004                  0.88
1858-0010                  2.09
1858-0011                  3.96
L859-0001                117.00
P858-0157              3,980.80
P858-0157                218.63
P858-0157                180.38
P858-0212              2,161.52
P858-0231                852.14
P858-0232                 87.32
P858-0233                 11.53
D853-0906                280.12
P858-0236              2,925.20
                    -----------
                      38,132.17
                    ===========

SCHEDULE 10.6
NOTICES

PharmaNetics, Inc.
5301 Departure Drive
Raleigh, NC 27616

Coeur Acquisition L.L.C.
5301 Departure Drive
Raleigh, NC 27616